Exhibit 10.1
THIS INSTRUMENT IS INTENDED TO TAKE EFFECT AS A SECURITY AGREEMENT PURSUANT TO MASSACHUSETTS GENERAL LAWS, CHAPTER 106, SECTION 9-101 ET SEQ. AND IS TO BE RECORDED WITH THE ESSEX COUNTY REGISTRY OF DEEDS AS A FINANCING STATEMENT PURSUANT TO SAID GENERAL LAWS, CHAPTER 106, SECTION 9-402. THE NAMES OF THE DEBTOR AND THE SECURED PARTY, THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE DEBTOR AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS OF COLLATERAL ARE AS DESCRIBED HEREIN, IN COMPLIANCE WITH REQUIREMENTS OF ARTICLE 9, SECTION 402 OF THE UNIFORM COMMERCIAL CODE, AS ENACTED IN THE COMMONWEALTH OF MASSACHUSETTS.
MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT
HMBF05 NEWBURYPORT MA LLC, a
Delaware limited liability company,
BORROWER
IN FAVOR OF
CIBC INC.,
LENDER
DATED: AS OF DECEMBER 22, 2006
Property Address

Home Made Brand Foods
2 Opportunity Way
Newburyport, Massachusetts 01950

Tax Parcel No.:	82/A/24/1

County:	Essex

Commonwealth of Massachusetts
This Instrument Prepared by and when Recorded, Return to:
Cassin Cassin & Joseph LLP
711 Third Avenue, 20th Floor
New York, New York 10017
Attn: Michael J. Hurley, Jr., Esq.

          THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this “Mortgage”) is made as of the 22nd day of December, 2006, by HMBF05 NEWBURYPORT MA LLC, a Delaware limited liability company, with an address c/o Gladstone Commercial Corporation, 1521 Westbranch Drive, McLean, Virginia 22102, as mortgagor (“Borrower”), in favor of CIBC INC., a Delaware corporation, as mortgagee (“Lender”), whose address is Attn: Real Estate Finance Group, 300 Madison Avenue, 8th Floor, New York, New York 10017.
W I T N E S S E T H:
          WHEREAS, Borrower, TCI06 BURNSVILLE MN LLC, a Delaware limited liability company and SVMMC05 TOLEDO OH LLC, a Delaware limited liability company (collectively, “Borrower Parties”) have requested that Lender make a loan to the Borrower in the principal amount of TWENTY ONE MILLION EIGHT HUNDRED FORTY SIX THOUSAND AND 00/100 DOLLARS ($21,846,000.00) (the “Loan”);
          NOW THEREFORE, in consideration of the making of the Loan and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Borrower hereby agrees, covenants, represents and warrants with and to Lender as follows:
          THAT FOR THE PURPOSES OF SECURING:
          (1) The Loan together with interest thereon evidenced by that certain promissory note (such promissory note, together with any and all renewals, modifications, consolidations and extensions thereof, is hereinafter referred to as the “Note”) of even date with this Mortgage, made by Borrower Parties to the order of Lender in like amount;
          (2) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note, whether executed or delivered by Borrower, Borrower Parties or by any indemnitor or guarantor with respect to any obligation of Borrower under the Loan Documents (each, hereinafter, an “Indemnitor”), as defined herein, or jointly and severally (the Note, this Mortgage, Assignment of Leases and Rents, Assignment of Warranties and Other Contract Rights, Hazardous Substances Indemnity Agreement, Indemnity & Guaranty Agreement, Manager’s Subordination Agreement, Closing Certificate, Cash Management Agreement, Clearing Bank Instruction Letter, and FIRPTA Certificate, together with any and all renewals, amendments, extensions and modifications thereof, are hereinafter collectively referred to as the “Loan Documents”) excluding only the obligations pursuant to that certain Hazardous Substances Indemnity Agreement of even date herewith by Borrower Parties and Gladstone Commercial Corporation, a Maryland corporation, jointly and severally, for the benefit of Lender (the “Hazardous Substances Indemnity”) and the Indemnity and Guaranty Agreement of even date herewith by Gladstone Commercial Corporation for the benefit of Lender (the “Guaranty Indemnity”);
          (3) Any and all additional advances made by Lender to protect or preserve the Property (as defined herein) or the lien or security interest created hereby on the Property, or for Taxes and Other Charges (each as defined in Section 1.5) or Insurance Premiums (as defined in Section 1.6) as hereinafter provided or for performance of any of Borrower’s obligations hereunder or Borrower Parties’ obligations under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Borrower named herein remains the owner of the Property at the time of such advances), and any and all out of pocket third party costs and expenses (including reasonable attorney’s fees) incurred by Lender hereunder in performing the obligations required to be performed by Borrower or Borrower Parties or otherwise incurred by Lender pursuant to the terms of this Mortgage, together with interest on each such advance, cost or expense (which interest shall accrue at the Default

Interest Rate (as defined in the Note) from the date such amounts are advanced or paid by Lender until the date repaid by Borrower); and
          (4) Any and all other indebtedness now owing or which may hereafter be owing by Borrower and Borrower Parties to Lender in connection with the Loan, the Loan Documents and/or the Property, including, without limitation, all prepayment fees, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof;
(All of the sums referred to in Paragraphs (1) through (4) above are herein sometimes referred to as the “Obligations”)
and for and in consideration of the sum of Ten and no/100 Dollars ($10.00), and other valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, BORROWER HEREBY IRREVOCABLY MORTGAGES, GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, PLEDGES, SETS OVER AND ASSIGNS, AND GRANTS A SECURITY INTEREST, TO LENDER, ITS SUCCESSORS AND ASSIGNS, with power of sale, in all of Borrower’s estate, right, title and interest in, to and under any and all of the following described property, whether now owned or hereafter acquired (collectively, the “Property”):
          A. All that certain real property referenced on the cover page of this Mortgage and situated in the County of Essex, Commonwealth of Massachusetts, more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Real Estate”) together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Borrower therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired;
          B. All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Real Estate (the “Improvements”);
          C. All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Borrower and now or hereafter located on, attached to or used in and about the Improvements, including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Borrower as are now and hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Real Estate or Improvements, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements) (hereinafter, all of the foregoing items described in this paragraph C, collectively, the “Equipment”);
          D. All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, air rights and other development rights now or hereafter located on the Real Estate or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Real Estate and/or Improvements or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower;

          E. All water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Real Estate or the Improvements, or any part thereof, whether now existing or hereafter created or acquired;
          F. All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Real Estate;
          G. All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Lender pursuant to this Mortgage or any other of the Loan Documents, including, without limitation, all funds now or hereafter on deposit in the Impound Account, as defined in Section 1.6, and in the reserves required pursuant to Section 1.28 (all such funds, together with the Impound Account, collectively, the “Reserves”);
          H. All leases, subleases (including, without limitation, oil, gas and mineral leases, and that certain Lease Agreement for the entire Property dated May 1, 2005 between Borrower, as landlord, and Home Made Brand Foods, Inc., a Delaware corporation (“Principal Tenant”), as tenant, (as subsequently amended and assigned, the “Principal Lease”, the Principal Lease, all subleases, licenses, concessions and occupancy agreements of all or any part of the Real Estate or the Improvements now or hereafter entered into and any guaranty thereof are each referred to as a “Lease”, and collectively, the “Leases”) and all rents, subrents, sub-subrents, royalties, issues, profits, revenue, income, claims, judgments, awards, settlements and other benefits (collectively, the “Rents and Profits”) of the Real Estate or the Improvements, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future Lease or other agreement pertaining thereto or arising from any of the Contracts (as hereinafter defined) or any of the General Intangibles (as hereinafter defined) and all cash or securities deposited to secure performance by the tenants, lessees, subtenants, sub-subtenants, sublessees, sub-sublessees or licensees, as applicable (each, a “Tenant” and collectively, the “Tenants”), of their obligations under any such Leases, whether said cash or securities are to be held until the expiration of the terms of said Leases or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject to, however, the provisions contained in Section 1.9 hereinbelow;
          I. All rights of the Borrower under contracts, agreements and documents now or hereafter entered into relating to the ownership or operation or management of the Real Estate or the Improvements or any portion of either of them (collectively, the “Contracts”) including, without limitation, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Real Estate or the Improvements (including plans, drawings, surveys, tests, reports, bonds and governmental approvals) or to the management or operation of any part of the Real Estate or the Improvements and any and all warranties and guaranties, to the extent assignable, relating to the Real Estate or the Improvements or any fixtures, equipment or personal property owned by Borrower and located on and/or used in connection with the Property, together with all revenue, income and other benefits thereof and all claims, judgments, awards and settlements arising thereunder;
          J. All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Real Estate or the Improvements;
          K. All present and future funds, accounts, instruments, accounts receivable, documents, causes of action, claims, general intangibles (including without limitation, trademarks, trade names, servicemarks and symbols now or hereafter used in connection with any part of the Real Estate or the Improvements, all names by which the Real Estate or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Borrower has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Real Estate or the Improvements) and all notes or chattel paper, to the extent assignable, now or hereafter arising from or by virtue of any transactions related to the Real Estate or the Improvements (collectively, the “General Intangibles”);
          L. All water taps, sewer taps, certificates of occupancy, permits, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Real Estate or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Real Estate or the Improvements, to the extent assignable;
          M. All building materials, supplies and equipment now or hereafter placed on the Real Estate or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Real Estate or the Improvements;
          N. Any insurance policies or binders now or hereafter relating to the Property including any unearned premiums thereon;
          O. All proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards and proceeds of refunds of any Taxes or Other Charges with respect to any period from and after the date hereof until the Loan is indefeasibly paid or defeased in full;
          P. All of Borrower’s claims and rights to damages and any other remedies in connection with or arising from the rejection of the Principal Lease by tenant, or any trustee, custodian or receiver pursuant to the Bankruptcy Code in the event that there shall be filed by or against tenant any petition, action or proceeding under the Bankruptcy Code or under any other similar federal or state law now or hereafter in effect; and
          Q. All other or greater rights and interests of every nature in the Real Estate or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Borrower.
          TO HAVE AND TO HOLD the Property unto Lender, its successors and assigns forever, for the purposes and uses herein set forth.
ARTICLE I
COVENANTS OF BORROWER
          For the purpose of further securing the Obligations and for the protection of the security of this Mortgage, for so long as the Obligations or any part thereof remains unpaid, Borrower represents, warrants, covenants and agrees as follows:
          1.1 Representations and Warranties of Borrower. Borrower, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Lender, its successors and assigns, that:

          (a) Organization and Existence. Borrower is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware and is qualified to do business in the Commonwealth of Massachusetts and in all other jurisdictions in which Borrower is transacting business.
          (b) Authorization. Borrower has the power and authority to execute, deliver and perform the obligations imposed on it under the Loan Documents and to consummate the transactions contemplated by the Loan Documents. Borrower has obtained or made all necessary consents, approvals, authorizations, orders or filings required by any partners or members of Borrower whose approval is required by the terms of Borrower’s organizational documents and such partners and members have duly approved the transactions contemplated by the Loan Documents and have authorized execution and delivery thereof by the respective signatories.
          (c) Valid Execution and Delivery. All of the Loan Documents requiring execution by Borrower have been duly and validly executed and delivered by Borrower.
          (d) Enforceability. All of the Loan Documents executed by Borrower constitute valid, legal and binding obligations of Borrower and are fully enforceable against Borrower in accordance with their terms, subject only to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights generally and statutory or other laws (including common law) now or hereafter in effect regarding fraudulent conveyances or preferential transfers and general principles of equity.
          (e) No Defenses. The Note, this Mortgage and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, nor would the operation of any of the terms of the Note, this Mortgage or any of the other Loan Documents, or the exercise of any right thereunder, render this Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense.
          (f) Defense of Usury. Borrower knows of no facts that would support a claim of usury to defeat or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable by the Borrower under, the Loan Documents.
          (g) No Conflict/Violation of Law. The execution, delivery and performance of the Loan Documents by the Borrower will not cause or constitute a default under or conflict with the organizational documents of Borrower, any Indemnitor or any Constituent Entity (as defined in Section 1.27) of either of them. The execution, delivery and performance of the obligations imposed on Borrower under the Loan Documents will not cause Borrower or any Indemnitor or any Constituent Entity of either of them to be in default, including after due notice or lapse of time or both, under the provisions of any agreement, judgment or order to which Borrower or any Indemnitor or any Constituent Entity of either of them is a party or by which Borrower or any Indemnitor or any Constituent Entity of either of them is bound.
          (h) Compliance with Applicable Laws and Regulations. To the knowledge of Borrower, after due and diligent inquiry and investigation, all of the Improvements and the use of the Property by the Borrower comply in all material respects with, and shall remain in material compliance with, all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including all applicable health, fire and building codes, and all applicable statutes, rules and regulations pertaining to requirements for environmental protection, zoning and land use (collectively, “Applicable Laws”). To the knowledge of Borrower, after due and diligent inquiry and investigation, all certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property and for the use currently being made thereof have been obtained and are in full force and effect. To the knowledge of Borrower, after due and diligent inquiry and investigation, all of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances.
          (i) Consents Obtained. All consents, approvals, authorizations, orders or filings with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Borrower have been obtained or made.
          (j) No Litigation. There are no pending actions, suits or proceedings, arbitrations or governmental investigations against Borrower, or to the knowledge of Borrower, after due and diligent inquiry, the Property, any Indemnitor or any Constituent Entity of Borrower or any Indemnitor, an adverse outcome of which could reasonably be expected to materially affect the Borrower’s performance under the Note, the Mortgage or the other Loan Documents.
          (k) Title. Borrower has good and marketable fee simple title to the Real Estate and Improvements, subject only to those matters expressly listed as exceptions to title or subordinate matters in the title insurance policy (the “Permitted Exceptions”) accepted by Lender in connection with this Mortgage (the “Title Insurance Policy”). Borrower’s title to the Property has been peaceful and undisturbed and to the best of Borrower’s knowledge title thereto has not been disputed or questioned. Further, Borrower has full power and lawful authority to grant, bargain, sell, convey, assign, transfer and mortgage its interest in the Property in the manner and form hereby done or intended. Borrower will preserve its interest in and title to the Property and will forever warrant and defend the same to Lender against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject, in each case, to the Permitted Exceptions. The foregoing warranty of title shall survive the foreclosure of this Mortgage and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Property pursuant to any foreclosure.
          (l) Permitted Exceptions. The Permitted Exceptions do not materially and adversely affect (1) the ability of the Borrower to pay in full the principal and interest on the Note in the manner provided for therein or (2) the use of the Property for the use currently being made thereof, the operation of the Property as currently being operated or the value of the Property.
          (m) First Lien. Upon the execution by the Borrower and the recording of this Mortgage in the land records of Essex County, Massachusetts, and upon the execution and filing of UCC-1 financing statements or amendments thereto with the State of Delaware Secretary of State, the Lender will have a valid first lien on the Property and a valid security interest in all personal property encumbered hereby, subject to no liens, charges or encumbrances other than the Permitted Exceptions.
          (n) ERISA. Borrower is not an entity subject to regulation or restriction under ERISA, and no assets of Borrower are “plan assets” (as defined in ERISA).
          (o) Contingent Liabilities. Neither Borrower nor any Indemnitor has any known material contingent liabilities, except for contingent liabilities of Borrower or any Indemnitor explicitly set forth on the financial statements of Borrower and Indemnitor that were delivered to Lender in connection with the Loan.
          (p) No Other Obligations. The Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Borrower is a party or by which the Borrower or the Property is otherwise bound, other than

(i) obligations incurred in the ordinary course of the operation of the Property that do not violate Section 1.27, (ii) the Obligations, and (iii) the Principal Lease.
          (q) Fraudulent Conveyance. The Borrower (1) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) the Borrower Parties have received reasonably equivalent value in exchange for their obligations under the Loan Documents. Giving effect to the Loan contemplated by the Loan Documents, the fair saleable value of the Borrower Parties’ assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed the Borrower Parties’ total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of the Borrower Parties’ assets is and will, immediately following the execution and delivery of the Loan Documents (including the Loan Documents as defined in those certain Mortgages given by the two other Borrower Parties to secure the Note (collectively, the “Other Loan Documents”), be greater than the Borrower Parties’ probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. To the Borrower’s knowledge, after due and diligent inquiry and investigation, the Borrower Parties’ assets do not and, immediately following the execution and delivery of the Loan Documents and the Other Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Borrower Parties do not intend to, and do not believe that they will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond their ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Borrower Parties).
          (r) Investment Company Act. Borrower is not (1) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (2) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
          (s) Access/Utilities. The Property has vehicular and pedestrian access to and from public ways that is adequate for the use of the Property as of the date hereof, and such access is pursuant to either access easements for the benefit of the Property or as a result of the Real Property abutting a public way. The Property is served by water, sewer, sanitary sewer and storm drain facilities that provide such utilities in amounts that are adequate for the use of the Property as of the date hereof. All public utilities necessary to the continued use and enjoyment of the Property as presently used and enjoyed are located in the public right-of-way abutting the Property, or enter the Property via permanent easements not subject to termination except with the consent of Borrower, and all such utilities are connected so as to serve the Property. All roads providing vehicular and pedestrian access from the Property to public ways are located on either access easements for the benefit of the Property or the Property. All such roads necessary for the full utilization of the Property for its current purpose have been completed.
          (t) Taxes Paid. Borrower has filed all federal, state, county and municipal tax returns required to have been filed by Borrower, and has paid all taxes which have become due pursuant to such returns or to any notice of assessment received by Borrower. Borrower has no knowledge of any basis for additional assessment with respect to such Taxes and Other Charges. Further, the Property is free from any liens for delinquent Taxes and Other Charges.
          (u) Single Tax Lot. The Real Estate consists of a single lot or multiple tax lots; no portion of said tax lot(s) covers property other than the Real Estate or a portion of the Real Estate and no portion of the Real Estate lies in any other tax lot.

          (v) Special Assessments. Except as disclosed in the Title Insurance Policy, to the knowledge of Borrower, there are no pending or, to the knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the knowledge of Borrower, are there any contemplated improvements to the Property that may result in such special or other assessments.
          (w) Flood Zone. The Property is not located in a flood hazard area as defined by the Federal Insurance Administration.
          (x) Seismic Exposure. The Real Estate is not located in Zone 3 or Zone 4 of the “Seismic Zone Map of the U.S.”
          (y) Misstatements of Fact. No statement of fact made in the Loan Documents contains any untrue statement of a material fact. All reports, certificates, affidavits, representations, statements and other data furnished by or on behalf of Borrower, Indemnitor and each Constituent Entity of each of them to Lender, or their respective agents, in connection with the Loan are true and correct in all material respects.
          (z) Condition of Improvements. The Property has not been materially damaged by fire, water, wind or other cause of loss since the date of the inspection of the Property by Lender’s property consultant as set forth in the property condition report prepared by said consultant and delivered to Lender in connection with the Loan (the “Property Condition Report”). Except as set forth in the Property Condition Report, the Improvements are structurally sound, in good repair and free of defects in materials and workmanship. Except as set forth in the Property Condition Report, to Borrower’s knowledge after due and diligent inquiry and investigation all major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition.
          (aa) No Insolvency or Judgment. Neither Borrower, nor any Indemnitor, nor any Constituent Entity of Borrower or any Indemnitor, (a) has been or is currently the subject of or a party to any completed or pending bankruptcy, reorganization or insolvency proceeding; or (b) is currently the subject of any judgment unsatisfied of record or docketed in any court of the state in which the Property is located or in any other court located in the United States. The proposed Loan will not render the Borrower and the Borrower Parties (collectively) or any general partner or member of Borrower insolvent. As used in this Mortgage, the term “insolvent” means that the sum total of all of an entity’s liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity’s non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors.
          (bb) No Condemnation. No proceeding for the partial or total condemnation or taking of the Property is pending, or the knowledge of Borrower, threatened.
          (cc) No Labor or Materialmen Claims. All parties furnishing labor and materials to Borrower or the Property (on behalf of Borrower) have been paid in full (or will be paid in the ordinary course of business, provided that the amount due such parties are not due and payable as of the date hereof) and, except for such liens or claims expressly disclosed in, and insured against by the Title Insurance Policy, there are no mechanics’, laborers’ or materialmen’s liens or claims outstanding for work, labor or materials affecting the Property, whether prior to, equal with or subordinate to the lien of the Mortgage.

          (dd) No Purchase Options. No Tenant, person, party, firm, corporation or other entity has an option, right of first offer, or right of first refusal, to purchase the Property, any portion thereof or any interest therein, except as specifically described in the Title Insurance Policy or the Principal Lease.
          (ee) Leases. The Property is not subject to any leases, subleases, licenses, concessions or other agreements related to the leasing or renting of the Property or any portion thereof, except for the Principal Lease (as amended from time to time), or as set forth on the Rent Roll (as defined herein). No person has any possessory interest in the Property or right to occupy the same, other than pursuant to the Principal Lease disclosed in the Rent Roll. Borrower hereby represents that: (i) Borrower has delivered a schedule (the “Rent Roll”) of all Leases affecting the Property, which is attached to the Closing Certificate, which accurately and completely sets forth in all material respects for each Lease, the following: the name of the Tenant, the Lease expiration date, the space demised and amount of rent, which Rent Roll is true, correct and complete as of the date hereof; and (ii) the Borrower is the owner and holder of the landlord’s interest under the Leases, and there are no prior assignments of all or any portion of the Leases or any portion of the Rents and Profits which are presently outstanding and have priority over the assignment of leases and rents contained herein in Section 1.9 given by Borrower to Lender; and (iii) each Lease constitutes the legal, valid and binding obligation of Borrower; and (iv) to Borrower’s knowledge, after due and diligent inquiry and investigation no default exists, or with the passing of time or the giving of notice or both would exist, under any Lease which would, in the aggregate, have a material adverse effect on Borrower or the Property; and (v) except as disclosed in writing in an estoppel certificate by such Tenant that has been delivered to Lender in connection with the Loan, to the Borrower’s knowledge, after due and diligent inquiry and investigation, no Tenant has any offset or defense to the payment of rent under its Lease; and (vi) except as disclosed in writing in an estoppel certificate by such Tenant that has been delivered to Lender in connection with the Loan, no Tenant has, as of the date hereof, paid rent under its Lease more than one (1) month in advance, and the rents under such Lease has not been waived, released, or otherwise discharged or compromised; and (vii) except as disclosed in writing in the estoppel certificate delivered to Lender in connection with the Loan all work to be performed by Borrower under each Lease has been substantially performed, all contributions to be made by Borrower to the Tenant thereunder have been made and all other conditions precedent to each Tenant’s obligations thereunder have been satisfied; and (viii) except as disclosed in writing in an estoppel certificate by such Tenant that has been delivered to and accepted by Lender in connection with the Loan, each Tenant under a Lease has entered into occupancy of the demised premises; and (ix) Borrower has delivered to Lender true, correct and complete copies of all Leases described in the Rent Roll; and (x) to the best of Borrower’s knowledge and belief, each Tenant is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors; and (xi) except as specifically described in the Title Insurance Policy, no Lease provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Mortgage.
          (ff) Appraisal. All information provided by or on behalf of Borrower to the appraiser in connection therewith was true, correct and complete in all material respects at the time such information was provided.
          (gg) Boundary Lines. Except as disclosed on the survey of the Property delivered to Lender in connection with the Loan, the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and except as specifically described in the Title Insurance Policy, no improvements on adjoining properties encroach upon the Property and no easements or other encumbrances upon the Real Estate encroach upon any of the Improvements, in each case so as to affect the value or marketability of the Property.
          (hh) Survey. The survey of the Property does not fail to reflect any material matter affecting the Property or the title thereto of which the Borrower has knowledge.

          (ii) Intentionally Omitted.
          (jj) Use of Rents and Profits. All Rents and Profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower’s liabilities and obligations with respect to this Mortgage and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Borrower or utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.
          (kk) No Broker. No financial advisors, brokers, underwriters, placement agents, agents or finders have been dealt with by the Borrower in connection with the Loan, except for any broker whose full commission is being paid out of the proceeds of the Loan and is set forth in the written instructions from Borrower to Lender regarding disbursement of the proceeds of the Loan.
          (ll) Conviction of Criminal Acts. Each of Borrower and Indemnitor has never been convicted of a crime (which shall not include traffic violations) and is not currently the subject of any pending or threatened criminal investigation or proceeding. Borrower has disclosed to Lender in writing any civil action (whether or not such action resulted in a judgment) and regulatory or enforcement proceeding to which Borrower and any Indemnitor was a defendant or respondent in which it was alleged that Borrower or such Indemnitor engaged in fraud, deception or misrepresentation, or with respect to which Borrower or any Indemnitor was ordered or agreed not to engage in the banking or securities industry.
          (mm) Security Agreements. There are no security agreements or financing statements affecting or encumbering any of the Property other than the security agreements and financing statements created in favor of Lender.
          (nn) Homestead. The Property forms no part of any property owned, used or claimed by Borrower as a residence or business homestead and is not exempt from forced sale under the laws of the State in which the Real Estate is located. Borrower hereby disclaims and renounces each and every claim to all or any portion of the Property as a homestead.
          (oo) Contracts. Borrower will comply with all of its obligations under all Contracts which are material to the operation of the Property in accordance with Borrower’s current practice (to the extent any non-compliance with the obligations under such Contracts shall result in an event of default or adversely affect the respective Contract or the Property in any manner as determined by Lender in its discretion), and with all material obligations under all other Contracts.
          (pp) Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws. (i) None of Borrower, Managing Member, any indemnitor or guarantor, or any Person who owns any direct equity interest in or controls Borrower or Managing Member currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Borrower will implement procedures, approved by Managing Member, to ensure that no Person who now or hereafter owns any direct equity interest in Borrower or Managing Member is a Prohibited Person or controlled by a Prohibited Person, and (ii) none of Borrower, Managing Member, or any indemnitor or guarantor are in violation of any applicable laws relating to anti-money laundering or anti-terrorism, including, without limitation, any applicable laws related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time. For purposes hereof: (1) the term “Managing Member”

shall mean, if Borrower is a partnership, each general partner of Borrower and, if Borrower is a limited liability company, each manager or managing member of Borrower and in each case, if applicable, each general partner or managing member of such general partner or managing member. In the event that Borrower or any Managing Member is a single member limited liability company, the term “Managing Member” shall include such single member; (2) the term “Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing; (3) the term “Prohibited Person” shall mean any Person identified on the OFAC List or any other Person with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States or America; (4) the term “OFAC List” shall mean the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf. Notwithstanding the foregoing, no representation is made as to whether any shareholder of Gladstone Commercial Corporation (A) is identified on the OFAC List or otherwise qualifies as a Prohibited Person, or (B) is in violation of any applicable laws relating to anti-money laundering or anti-terrorism or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the related regulations issued thereunder, all as amended from time to time.
          (qq) Principal Lease. (i) The Principal Lease is in full force and effect, to Borrower’s knowledge, after due and diligent inquiry, there is no existing default under the Principal Lease, nor is there any event which, with notice or the passage of time or both, would constitute a default under the Principal Lease, (ii) to Borrower’s knowledge, after due and diligent inquiry, there is no defense, offset, claim or counterclaim in favor of any party under the Principal Lease, (iii) there is no suit, action, proceeding or audit pending, or, to Borrower’s knowledge, threatened against or affecting the parties to the Principal Lease or the Property, before or by any court, administrative agency, or other governmental authority which brings into question the validity of the Principal Lease or which, if determined adversely to any party, might result in any adverse change to estates demised under the Principal Lease, (iv) the only real property presently demised under the Principal Lease is the Land and Improvements, and, to such person’s knowledge, the only person or entity presently having an interest in the Principal Lease as tenant under the Principal Lease is Principal Tenant and (v) neither the execution and delivery of this Mortgage, nor any modification thereof or assignment of the beneficial interests thereunder, constitutes a default under the Principal Lease.
          (rr) Financial Condition of Borrower. Borrower is solvent.
          (ss) Leasing. Borrower agrees that, upon the execution of any Lease approved or deemed approved in accordance with Section 1.10 of this Mortgage, Borrower shall timely perform all build-out, construction, tenant improvement work and other work required to be performed by Borrower under such Lease (the foregoing, “Tenant Improvements”) and timely pay as and when due any and all commissions to brokers in connection with such Lease (“Leasing Commissions”; Tenant Improvements and Leasing Commissions collectively are hereinafter referred to as “Leasing Costs”). Borrower shall perform all Tenant Improvements in a good and workmanlike manner, in accordance with all applicable codes and regulations, and each case in a manner satisfactory to Lender and as necessary to maintain the Property in good condition and in compliance with all applicable laws, ordinances, rules and regulations.
          1.2 Defense of Title. If, while this Mortgage is in force, the title to the Property or the interest of Lender therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attached directly or indirectly, or endangered, clouded or adversely affected in any manner, Borrower, at Borrower’s expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel approved by Lender (it being agreed that Lender shall not unreasonably withhold its consent to counsel appointed pursuant to the Title Insurance Policy for such purposes), the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, in the event that Lender determines that Borrower is not adequately performing its obligations under this Section, Lender may, without limiting or waiving any other rights or remedies of Lender hereunder, take such steps with respect thereto as Lender shall deem necessary or proper; any and all third party out of pocket costs and expenses (including reasonable attorney fees) incurred by Lender in connection therewith, together with interest thereon at the Default Interest Rate, shall be immediately paid by Borrower on demand.
          1.3 Performance of Obligations. Borrower shall pay when due the principal of and the interest on and other amounts evidenced by the Note. Borrower shall also pay and perform all of the Obligations as and when due. Further, Borrower shall promptly and strictly perform and comply with all covenants, conditions, obligations and prohibitions required of Borrower in connection with any other document or instrument affecting title to the Property (to the extent that any failure to comply with such documents or instruments shall endanger, cloud or adversely affect title to the Property in any manner as determined by Lender in its discretion), or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Mortgage.
          1.4 Insurance. Borrower shall at no cost or expense to Lender, maintain, or cause to be maintained, in force and effect on the Property at all times while this Mortgage continues in effect the following insurance.
          (a) Insurance against loss or damage to the Property by fire, windstorm, tornado and hail and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by an “all-risk” form of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement (insurable) cost of the Improvements, furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Borrower from time to time, without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Lender’s election, by reference to such indices, appraisals or information as Lender determines in its reasonable discretion. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor, and means, with respect to such furniture, furnishings, fixtures, equipment and other items, the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Lender’s approval. The deductible with respect to such insurance shall not exceed $10,000.00 per claim.
          (b) Comprehensive Commercial General Liability Insurance for personal injury, bodily injury, death and property damage liability in amounts not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate, together with umbrella coverage in amounts not less than $5,000,000.00. During any construction on the Property by Borrower or Principal Tenant, Borrower’s (or Principal Tenant’s) general contractor for such construction shall also provide the insurance required in this Subsection (b). Lender hereby retains the right to periodically review the amount of said liability insurance being maintained by Borrower and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances. No deductible shall be permitted with respect to such insurance.

          (c) General boiler and machinery insurance coverage is required if steam boilers or other pressure-fired vessels are in operation at the Property. Minimum liability amount per accident must equal the lesser of the replacement (insurable) value of the Improvements housing such boiler or pressure-fired machinery or $2,000,000.00. The deductible with respect to such insurance shall not exceed $10,000.00 per claim.
          (d) If the Property or any part thereof is identified by the Secretary of Housing and Urban Development as being situated in an area now or subsequently designated as having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), flood insurance in an amount equal to the lesser of: (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the Obligations if replacement cost coverage is not available for the type of building insured); or (ii) the maximum insurance available under the appropriate National Flood Insurance Administration program. The deductible with respect to such insurance shall not exceed $25,000.00 per occurrence.
          (e) During the period of any construction on the Property or renovation or alteration of the Improvements, a so-called “Builder’s All-Risk Completed Value” or “Course of Construction” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Lender and Worker’s Compensation Insurance covering all persons engaged in such construction, renovation or alteration. The deductible for such insurance, if any, shall be satisfactory to Lender.
          (f) Loss of rents or loss of business income insurance in amounts sufficient to compensate Borrower for all Rents and Profits following a casualty until completion of Restoration (as defined in Section 1.7 below) together with an additional period of not less than twelve (12) months thereafter. The amount of coverage shall be adjusted annually to reflect the then-current Rents and Profits or income payable during such period. The deductible for such insurance, if any, shall be satisfactory to Lender.
          (g) Such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated including, without limitation, Sinkhole, Mine Subsidence, Terrorism, Earthquake and Environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.
          All such insurance shall (i) be with insurers authorized to do business in the state within which the Property is located and who have and maintain a rating of at least “A-” from Standard & Poors except that Lender has approved Affiliated FM Insurance Company as the issuer of the insurance described in Section 1.4(a) above, which insurer has, and shall maintain, a rating of at least “A+:XV” from A.M. Best Company (or, alternatively, if the insurers maintain re-insurance with re-insurers maintaining such rating, Lender will not unreasonably withhold its consent to satisfying such required rating by means of a “cut-through” endorsement allowing recourse directly against a reinsurer maintaining such rating), (ii) contain the complete address of the Property (or a complete legal description), (iii) be for terms of at least one year, and (iv) be subject to the approval of Lender as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates.
          Borrower shall deliver to Lender evidence that said insurance policies have been paid current as of the date hereof and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Lender. Borrower shall renew

(or cause to be renewed) all such insurance and deliver (or cause to be delivered) to Lender certificates evidencing such renewals at least thirty (30) days before any such insurance shall expire. Without limiting the required endorsements to the insurance policies, Borrower further agrees that all such policies shall include a standard, non-contributory, mortgagee clause naming:
CIBC Inc., its successors and/or assigns, as their interests may appear
Attn: Real Estate Finance Group
300 Madison Avenue, 8th Floor
New York, New York 10017
(x) as an additional insured under all liability insurance policies, (y) as the first mortgagee on all property insurance policies and (z) as the loss payee on all loss of rents or loss of business income insurance policies. Borrower further agrees that all such insurance policies: (1) shall provide for at least thirty (30) days’ prior written notice to Lender prior to any cancellation or termination thereof and prior to any modification thereof which affects the interest of Lender; (2) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Lender in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of such insurance; (3) shall waive all rights of subrogation against Lender; (4) in the event that the Real Estate or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, shall include an ordinance or law coverage endorsement which will contain Coverage A: “Loss Due to Operation of Law” (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages; and (5) may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, Borrower hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Property or by any other action not relating to the Property which would otherwise permit the issuer thereof to cancel the coverage thereof, would require the Property to be insured by a separate, single-property policy. The blanket policy must properly identify and fully protect the Property as if a separate policy were issued for 100% of Replacement Cost at the time of loss and otherwise meet all of Lender’s applicable insurance requirements set forth in this Section 1.4. In the event of foreclosure of this Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrower in and to all unearned insurance premiums and proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title whether or not the damage to the Property occurred prior to such transfer of title. Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Borrower fails to, or fails to cause Tenant to, provide, maintain, keep in force or deliver and furnish to Lender the policies of insurance required by this Mortgage or evidence of their renewal as required herein, Lender may, but shall not be obligated to, procure such insurance and Borrower shall pay all amounts advanced by Lender therefor, together with interest thereon at the Default Interest Rate from and after the date advanced by Lender until actually repaid by Borrower, promptly upon demand by Lender. Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish (or cause to be furnished) such insurance. Borrower shall not obtain insurance for the Property in addition to that required by Lender without the prior written consent of Lender, which consent will not be unreasonably withheld provided that (i) Lender is a named insured on such insurance, (ii) Lender receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein. To the extent that at any time Lender agrees to accept insurance from an insurer that is rated less than the foregoing, Lender may terminate its waiver and reassert the aforesaid minimum rating requirements upon any renewal of any insurance coverage, or at any time if the rating of any insurer is reduced.

          1.5 Payment of Taxes. Except to the extent funds are held in the Impound Account therefor pursuant to Section 1.6 of this Mortgage, Borrower shall (a) pay or cause to be paid all taxes, assessments, water rents, sewer rents, governmental impositions and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Real Estate, now or hereafter levied or assessed or imposed against, or which are or may become a lien upon, the Property (“Taxes”), and all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”) when the same become due and payable, and (b) furnish Lender with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such Taxes and Other Charges at least fifteen (15) days prior to the applicable delinquency date therefor. Notwithstanding the foregoing, Borrower may in good faith, by appropriate proceedings and upon notice to Lender, contest the validity, applicability or amount of any asserted Taxes or Other Charges so long as (x) such contest is diligently pursued, (y) Lender determines, in its subjective opinion, that such contest suspends the obligation to pay the Taxes or Other Charges and that nonpayment of such Taxes or Other Charges will not result in the sale, loss, forfeiture or diminution of the Property or any part thereof or any interest of Lender therein, and (z) prior to the earlier of the commencement of such contest or the delinquency date of the asserted Taxes or Other Charges, Borrower deposits, or causes to be deposited, adequate security as determined by a court of competent jurisdiction, or if not required by such court, in the Impound Account an amount determined by Lender to be adequate to cover the payment of such Taxes or Other Charges and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Borrower shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided, further, that in any event each such contest shall be concluded, the Taxes or Other Charges, as the case may be, together with any applicable interest, costs and penalties, shall be paid prior to the date any writ or order is issued under which the Property may be sold, lost or forfeited.
          1.6 Tax and Insurance Impound Account. (a) Subject to Section 1.6(b) below, Borrower shall establish and maintain with Lender at all times while this Mortgage continues in effect an impound account (the “Impound Account”) for payment of Taxes and Other Charges and for the premiums on the insurance required to be maintained with respect to Borrower and the Property (“Insurance Premiums”) and as additional security for the Obligations. In addition to the initial deposit to the Impound Account required simultaneously with the execution hereof, commencing on the first Payment Date (as defined in the Note) and continuing thereafter on each Payment Date until the Note and all other Obligations are fully paid and performed, Borrower shall pay to Lender, or cause to be paid to Lender, for deposit to the Impound Account, an amount equal to one-twelfth (1/12) of the amount of the annual Taxes and Other Charges that will next become due and payable on the Property, plus one-twelfth (1/12) of the amount of the annual Insurance Premiums that will next become due and payable, each as estimated and determined by Lender. So long as no Event of Default (as defined in Section 2.1 hereunder) has occurred and is continuing, all sums in the Impound Account shall be held by Lender in the Impound Account to pay said Taxes and Other Charges, in periodic installments, and Insurance Premiums in one annual installment, in each case, before the same become delinquent. Borrower shall be responsible for ensuring the receipt by Lender, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all Taxes and Other Charges, and all Insurance Premiums, and so long as no Event of Default has occurred and is continuing, Lender shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Lender shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. The Impound Account shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender’s option and in Lender’s discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender. No interest on the funds contained in the Impound Account shall be paid by Lender to Borrower. The Impound Account is solely for the protection of Lender and entails no responsibility on Lender’s part beyond the payment of Taxes and Other Charges, and of Insurance Premiums, following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Mortgage by Lender, any funds in the Impound Account shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect to such funds shall terminate. If the total funds in the Impound Account are reasonably determined by Lender to be in excess of the amount of payments required by Lender for the purposes of the Impound Account, such excess may be credited by Lender on the subsequent payment to be made hereunder or, if such excess is greater than the amounts due from Borrower to Lender in the month following such determination (and if no Event of Default is then continuing and no event has occurred, and no state of facts exists, which in either case would, with the giving of notice and/or the passage of time, constitute an Event of Default (any such event or state of facts, a “Default”) is then continuing), refunded to Borrower. If at any time Lender determines that, with the making of all monthly deposits to the Impound Account when due, the Impound Account nonetheless would not contain sufficient funds to pay the next due periodic installments of all Taxes and Other Charges at least 30 days prior to the delinquency date thereof, or to pay the next due annual Insurance Premiums at least 30 days prior to the due date thereof, Borrower shall, within ten (10) days after receipt of written notice thereof, deposit with Lender the full amount of any such deficiency. If the Borrower shall fail to deposit with Lender the full amount of such deficiency as provided above, Lender shall have the option, but not the obligation, to make such deposit and all amounts so deposited by Lender, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand. At any time during the continuance of an Event of Default, Lender may, but shall not be obligated to, apply at any time the balance then remaining in the Impound Account against the Obligations in whatever order Lender shall subjectively determine. No such application of the Impound Account shall be deemed to cure any Default or Event of Default hereunder, and any such application shall not limit Borrower’s obligation to deposit any deficiency of which Lender gives notice. Upon full payment of the Obligations in accordance with its terms or at such earlier time as Lender may elect, the balance of the Impound Account then in Lender’s possession shall be paid over to Borrower and no other party shall have any right or claim thereto.
     (b) Notwithstanding the provisions of Section 1.6(a) to the contrary, provided and on condition that each and all of the Tax and Insurance Conditions Precedent (as hereinafter defined) are satisfied and remain satisfied at all times, Borrower shall not be required to fund the Impound Account on account of Taxes and Other Charges and Insurance Premiums as provided herein. If at any time any or all of the Tax and Insurance Conditions Precedent are no longer met to the satisfaction of Lender, Borrower shall immediately begin and shall continue to fund the Impound Account on account of Taxes and Other Charges and Insurance Premiums as provided herein. The “Tax and Insurance Conditions Precedent” means the following conditions precedent: (i) no Event of Default exists, (ii) no default has occurred and is continuing under the Principal Lease, (iii) tenant under the Principal Lease is obligated to pay all Taxes and Other Charges and Insurance Premiums under the Principal Lease, (iv) Borrower shall pay or cause to be paid all Taxes and Other Charges and Insurance Premiums to be paid as required under Sections 1.4 and 1.5 of this Mortgage and (v) Borrower shall furnish Lender with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such Taxes and Other Charges and Insurance Premiums at least fifteen (15) days prior to the respective applicable delinquency date therefor.
          1.7 Condemnation and Casualty. Borrower shall give Lender prompt written notice of the occurrence of any casualty (other than a de minimus casualty) affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof. All insurance proceeds on the Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Property or for any damage or injury to it for any loss or diminution in value of the Property, are hereby assigned to and shall be paid to Lender. Lender may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries and Lender is hereby authorized, in its own name or in Borrower’s name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Borrower shall from time to time deliver to Lender any instruments required to permit such participation; provided, however, that so long as no Event of Default is continuing, Lender shall not participate in the adjustment of, and Borrower shall have the right to directly receive proceeds with respect to, any loss which is not in excess of the lesser of (i) ten percent (10%) of the then outstanding principal balance of the Note and (ii) $500,000.00. Except as provided in the foregoing sentence, Lender may, at Lender’s option, (y) hold the balance of any of such proceeds to be used to reimburse Borrower for the cost of restoring and repairing the Property to the equivalent of its condition immediately prior to the casualty or, in the case of condemnation, to a condition approved by Lender (the “Restoration”), and require Borrower to restore the Property to the equivalent of its original condition or to a condition approved by Lender, or (z) apply the balance of such proceeds to the payment of the Obligations, whether or not then due. To the extent Lender, in accordance with the terms hereof, determines to apply insurance or condemnation proceeds to Restoration, Lender shall do so in accordance with Lender’s then-current policies relating to the, as applicable, restoration of casualty damage on similar properties or restoration or rebuilding of properties that have been the subject of a partial condemnation. Lender shall not exercise its option to apply insurance proceeds or condemnation proceeds to the payment of the Obligations if all of the following conditions are met: (1) no Default or Event of Default has occurred and is continuing; (2) in the case of casualty, less than forty percent (40%) of the Improvements have been damaged, or in the case of a taking, less than twenty-five percent (25%) of the Improvements have been taken; (3) Lender determines, in its discretion, that there will be sufficient funds to complete the Restoration (including, without limitation, by means of a deposit of any shortfall by Borrower with Lender prior to the commencement of the Restoration or promptly upon Lender’s determination that such a shortfall exists); (4) Lender determines, in its discretion, that the rental income from the Property after completion of the Restoration will be sufficient to meet all operating costs and other expenses, deposits to the Impound Account, deposits to reserves and loan repayment obligations relating to the Property and that the debt service coverage ratio for the Property after Restoration will be the same as on the closing date of the Loan and the ratio of the loan to value after Restoration will be the same as on the closing date of the Loan; (5) Lender determines, in its discretion, that (A) the Restoration will be completed before the earlier of (i) one year before the Maturity Date of the Note or (ii) one year after the date of the loss or casualty and (B) the rent loss insurance or business interruption insurance referenced in Section 1.4(f) above will cover all payments due under the Loan during the completion of the Restoration; (6) upon Lender’s request, Borrower provides Lender evidence of the availability during and after the Restoration of the insurance required to be maintained by Borrower pursuant to Section 1.4; (7) Borrower provides Lender with written notice within five business (5) days after settlement of the aforesaid insurance or condemnation claim of its request to undertake a Restoration; and (8) the Principal Lease is in full force and effect, the tenant under the Principal Lease does not have the right to terminate the Principal Lease due to such casualty or taking (as the case may be), or the tenant under the Principal Lease affirms in writing that it has waived any right to terminate the Principal Lease as a result of such casualty or taking (as the case may be).
     Except as provided in the Note any application of any awards or proceeds to the Obligations shall not extend or postpone the due date of any monthly installments referred to in the Note or the Loan Documents or change the amount of such installments. Borrower agrees to execute such further evidence of assignment of any awards or proceeds as Lender may require. Any reduction in the Obligations resulting from Lender’s application of any sums received by it hereunder shall take effect only when

Lender actually receives such sums and elects to apply such sums to the Obligations and, in any event, the unpaid portion of the Obligations shall remain in full force and effect and Borrower shall not be excused in the payment thereof. Except as provided in the Note, partial payments received by Lender, as described in the preceding sentence, shall be applied first to the final payment due under the Note and thereafter to installments due under the Note in the inverse order of their due date. If Borrower elects to effect a Restoration, Borrower shall promptly and diligently, at Borrower’s sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Borrower shall pay to Lender all costs and expenses of Lender incurred in administering said rebuilding, restoration or repair, provided the Lender makes such proceeds or award available for such purpose. Borrower agrees to execute and deliver from time to time such further instruments as may be requested by Lender to confirm the foregoing assignment to Lender of any award, damage, insurance proceeds, payment or other compensation. Subject to the preceding provisions of this Section 1.7, Lender is hereby irrevocably constituted and appointed the attorney-in-fact of Borrower (which power of attorney shall be irrevocable so long as any Obligations is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof), with full power of substitution, subject to the terms of this section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor.
          1.8 Mechanics’ Liens. Borrower shall pay or cause to be paid when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Real Estate or Improvements; provided, however, that, Borrower shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Lender, and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Borrower shall contest any such claim or demand, Borrower shall promptly notify Lender of such contest and thereafter shall, upon Lender’s request, promptly provide a bond, cash deposit or other security satisfactory to Lender to protect Lender’s interest and security should the contest be unsuccessful. If Borrower shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Lender may do so and any and all expenses incurred by Lender, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand.
          1.9 Assignment of Leases and Rents and Profits. As additional and collateral security for the payment of the Obligations and cumulative of any and all rights and remedies herein provided for, Borrower hereby absolutely and presently assigns to Lender all existing and future Leases, and all existing and future Rents and Profits. Borrower hereby grants to Lender the sole, exclusive and immediate right, without taking possession of the Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Borrower does hereby irrevocably make, constitute and appoint Lender its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any Obligations is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof). Lender shall be without liability for any loss that may arise from a failure or inability to collect Rents and Profits, proceeds or other payments except for loss that arises solely and directly from Lender’s gross negligence or willful misconduct. However, so long as an Event of Default is not continuing under this Mortgage, Borrower shall have a license to collect and receive the Rents and Profits when due and prepayments thereof for not more than one month prior to due date thereof. During the continuance of an Event of Default, Borrower’s license shall automatically terminate without notice to Borrower and Lender may thereafter, without taking possession of the Property, collect the Rents and Profits itself or by an agent or receiver. From and after the termination of such license, Borrower shall be the agent of Lender in collection of the Rents and Profits and all of the Rents and Profits so collected by Borrower shall be held in trust by Borrower for the sole and exclusive benefit of Lender and Borrower shall, within one (1) business day after receipt of any Rents and Profits, pay the same to Lender to be applied by Lender as hereinafter set forth. Borrower hereby irrevocably agrees that any Tenant paying Rents and Profits as directed by Lender shall be deemed to have paid such amount in satisfaction of its obligation under such Tenant’s Lease, and each Tenant may rely on such agreement by Borrower. Neither the demand for or collection of Rents and Profits by Lender, nor the exercise of Lender’s rights as assignee of the Leases, shall constitute any assumption by Lender of any obligations under any Lease or other agreement relating thereto. Lender is obligated to account only for such Rents and Profits as are actually collected or received by Lender. Borrower irrevocably agrees and consents that the respective payors of the Rents and Profits shall, upon demand and notice from Lender of an Event of Default hereunder, pay said Rents and Profits to Lender without liability to determine the actual existence of any Event of Default claimed by Lender. Borrower hereby waives any right, claim or demand which Borrower may now or hereafter have against any such payor by reason of such payment of Rents and Profits to Lender, and any such payment shall discharge such payor’s obligation to make such payment to Borrower. All Rents and Profits collected or received by Lender shall be applied against all third party out of pocket expenses of collection, including, without limitation, reasonable attorneys’ fees, against third party out of pocket costs of operation and management of the Property and against the Obligations, in whatever order or priority as to any of the items so mentioned as Lender directs in its sole subjective discretion and without regard to the adequacy of its security. Neither the exercise by Lender of any rights under this Section nor the application of any Rents and Profits to the Obligations shall cure or be deemed a waiver of any Default or Event of Default hereunder. The assignment of Leases and of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Property.
          1.10 Leases.
          (a) Entering Into Leases. Borrower will not enter into, modify, amend, consent to the cancellation of or terminate any Lease (including, without limitation, the Principal Lease), whether now existing or hereafter entered into, without the prior written consent of Lender which consent may be granted or withheld in Lender’s sole discretion.
          (b) Covenants Regarding Leases. Borrower (i) shall observe and perform all the obligations imposed upon the lessor under each Lease in all material respects, and shall not do or permit to be done anything to impair the value of any Lease as security for the Obligations; (ii) upon request (which request is hereby deemed given with respect to any “Major Lease”, as defined below), shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in each Lease upon the part of the Tenant thereunder to be observed or performed, (iv) shall not collect any of the Rents more than one (1) month in advance (it being acknowledged that security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the lessor’s interest in any of the Leases or the Rents and Profits (other than to Lender as security for the Obligations); and (vi) shall not consent to any assignment of or subletting under any Lease not in accordance with the terms of such Lease, in each case without the prior written consent of Lender. Within 30 days after Lender’s request therefor (which request shall not be made more than the lesser of twice in any calendar year absent an Event of Default or the maximum number of estoppel certificates the Tenant under the Lease is required to provide), Borrower shall deliver to Lender an estoppel certificate from each Tenant to the extent Borrower can require Tenant to deliver such estoppel certificates.
          (c) Amendments to Leases. Borrower shall not, without the consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease, sublease or sub-sublease (including any guaranty, letter of credit or other credit support with respect thereto) (the foregoing, collectively, a “Lease Modification”).
          (d) Security Deposits. All security deposits of tenants, whether held in cash or in any other form, shall be held in compliance with applicable law. None of such security deposits shall be commingled with any other funds of Borrower or any other person. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described; shall be issued by an institution reasonably satisfactory to Lender; shall, if permitted pursuant to any applicable legal requirements, name Lender as payee or mortgagee thereunder or, at Lender’s option, be assigned or fully assignable to Lender; and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing. Upon an Event of Default under this Mortgage, Borrower shall, immediately upon Lender’s request (if permitted by applicable law), deliver to Lender the security deposits (and any interest previously earned thereon and not disbursed to the person(s) lawfully entitled to receive same) with respect to all or any portion of the Property, to be held by Lender subject to the terms of the Leases.
          (e) Tenant Financial Information. Borrower shall cause each Lease entered into on or after the date hereof to require the Tenant under such Lease to deliver to Borrower periodic operating statements with respect to (i) such Tenant’s operations at the Property, and (ii) the operations of such Tenant and, if applicable, any parent or affiliated entity of such Tenant which operates, or has subsidiaries that operate, comparable businesses (collectively, “Tenant Financial Information”). Borrower shall, from time to time promptly upon request of Lender, to the extent permitted under the applicable Lease, request Tenant Financial Information from the Tenant and promptly upon receipt thereof, deliver such Tenant Financial Information to Lender, provided, however, that (1) prior to a Secondary Market Transaction consisting of a securitization, Lender shall not require Borrower to request Tenant Financial Information more than three (3) times, and (2) following a Secondary Market Transaction consisting of a securitization, provided no Event of Default is continuing, Lender shall not request such information without reasonable cause (which reasonable cause shall include, without limitation, the occurrence of any default by a Tenant or if such Tenant ceases to conduct its business in the premises demised by such Principal Lease).
          1.11 Alienation and Further Encumbrances.
          (a) Notwithstanding anything to the contrary contained in Section 5.6 hereof, neither the Property, nor any part thereof or interest therein (including without limitation, any fee, leasehold or subleasehold interest therein), shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants under Leases which are not in violation of Section 1.10 hereof), assigned, pledged, mortgaged, further encumbered or otherwise transferred, nor shall Borrower be divested of its title to the Property or any interest therein, in any manner or way, whether voluntarily or involuntarily (any of the foregoing, a “Transfer”), except as expressly set forth in this Section 1.11, in each case without the prior written consent of Lender being first obtained, which consent may be withheld in Lender’s sole discretion. For the purposes of this Section 1.11, a “Transfer” shall also include (i) transfers of direct or indirect ownership interests in Borrower, and the creation of new or additional ownership interests in Borrower, or in any Constituent Entity of Borrower, in each case except as set forth in Section 1.11(c) below, (ii) an installment sales agreement with respect to the Property or any portion thereof, (iii) a Lease of all or substantially all of the Property other than for actual occupancy by a space tenant thereunder, (iv) any sale or assignment of any of Borrower’s right, title and interest in, to and under any Leases or Rents and Profits, other than to Lender, (v) if Borrower or any Constituent Entity of Borrower is a partnership or joint venture, the addition, change, removal or resignation of any general partner, or the transfer or pledge of any interest (whether as a general partner or limited partner) of any general partner in such partnership, and (vi) if Borrower or any Constituent Entity of Borrower is a limited liability company, the addition, change, removal or resignation of any manager or managing member, or the transfer or pledge of any interest (whether as a managing member or otherwise) of such manager or managing member in such limited liability company, or the transfer of control (as defined in Section 1.27) of such manager or managing member.
          (b) Notwithstanding the foregoing provisions of this Section, Lender shall not unreasonably withhold its consent to the sale of the Property in its entirety (hereinafter, “Sale”) to a single-purpose entity with organizational documents containing provisions substantially similar to those set forth in Section 1.27 and otherwise reasonably acceptable to Lender (hereinafter, “Buyer”) provided that such Sale occurs after the earlier to occur of a Secondary Market Transaction (as defined herein) and the second (2nd) anniversary of the date hereof, and each of the following terms and conditions are satisfied in connection with such Sale:
               (1) No Default or Event of Default is then continuing;
               (2) Borrower gives Lender written notice of the terms of such prospective Sale not less than thirty (30) days before the date on which such Sale is scheduled to close, accompanied by all information concerning the proposed Buyer as Lender would require in evaluating an initial extension of credit to a borrower and a non-refundable application fee in the amount of $2,500.00. Lender shall have the right to approve or disapprove the proposed Buyer in its reasonable discretion (it being acknowledged that Lender may, as a condition to approving any proposed Buyer, require confirmation in writing from each of the Rating Agencies (as defined herein) that such Sale will not result in a qualification, downgrade or withdrawal of any rating in effect immediately prior to such Sale for any securities issued in connection with a Secondary Market Transaction), and such approval, if given, may be given subject to such conditions as Lender may deem appropriate;
               (3) Borrower pays Lender, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to all third party out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Lender in connection with the Sale plus an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note;
               (4) Buyer assumes and agrees to pay the Obligations (subject to the provisions of Section 5.25 hereof) and, prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Lender may require;
               (5) Borrower and the Buyer execute and cause to be filed in such public records as Lender deems appropriate, without any cost or expense to Lender, new financing statements or financing statement amendments and any additional documents reasonably requested by Lender;

               (6) Borrower causes to be delivered to Lender, without any cost or expense to Lender, such endorsements to Lender’s title insurance policy, hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the Sale, all in form and substance satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender’s title insurance policy insuring the lien of this Mortgage, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (4) of this Section, with no additional exceptions added to such policy and insuring that fee simple title to the Real Estate Property is vested in the Buyer (or a new mortgagee policy providing substantially similar coverage as the Lender’s title insurance policy endorsed pursuant to the foregoing provisions of this paragraph);
               (7) Borrower executes and delivers to Lender, without any cost or expense to Lender, a release of Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents through and including the date of the closing of the Sale, which agreement shall be in form and substance satisfactory to Lender and shall be binding upon the Buyer;
               (8) Subject to the provisions of Section 5.25 hereof, such Sale is not construed so as to relieve Borrower of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale and Borrower executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of said personal liability. Borrower shall be released from and relieved of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such Sale; and
               (9) Such Sale is not construed so as to relieve any Indemnitor of its obligations under any Loan Document, and a Constituent Entity of the Buyer approved by Lender in its sole discretion (a “Successor Indemnitor”) assumes the obligations of such Indemnitor and executes such documents as may be required by Lender to evidence such assumption. Each Indemnitor shall be released from and relieved of any of its obligations under any indemnity or guaranty executed in connection with the Loan for any acts or events occurring or obligations arising after the closing of such Sale;
               (10) Buyer has furnished to Lender all appropriate papers evidencing the Buyer’s capacity and good standing, and the authority of the signers to execute the assumption of the Loan Documents and the Obligations, which papers shall include certified copies of all documents relating to the organization and formation of the Buyer and of the entities, if any, which are Constituent Entities of the Buyer, all of which shall be satisfactory to Lender;
               (11) Buyer shall assume the obligations of Borrower under any management agreements pertaining to the Property, or shall cause the new manager and management agreement to satisfy the requirements of Section 1.24 hereof; and
               (12) Buyer shall furnish an opinion of counsel satisfactory to Lender that the acquisition of the Property and the assumption of the Loan Documents and Obligations by Buyer and, to the extent applicable, Successor Indemnitor, was validly authorized, and duly executed and delivered, and constitutes the legal, valid and binding obligations of Buyer and Successor Indemnitor, enforceable against each of them in accordance with their respective terms, and with respect to such other matters as Lender may reasonably require.

          (c) Subject to Section 1.11(c)(1)(b), provided no Default shall then be continuing, the following direct or indirect transfers of interests in Borrower, or any Constituent Entity of Borrower, shall be permitted without the prior written consent of Lender:
               (1) If (a) Borrower (or any Constituent Entity of Borrower) is a corporation, any direct or indirect transfer of stock in such corporation, or the issuance of new stock in such corporation, which does not result in a change of control (as defined under Rule 405 under the Securities Act of 1933, as amended) of such corporation; or (b) Borrower (or any Constituent Entity of Borrower, or any general partner or managing member of Borrower) is a Publicly-Held Corporation (as defined below), any direct or indirect transfer of stock in such corporation, or the issuance of new stock in such corporation, regardless of whether a Default shall then be continuing. As used herein, the term “Publicly-Held Corporation” means a corporation the outstanding voting stock of which is registered under Section 12(b) or 12(g) of the Securities and Exchange Act of 1934, as amended;
               (2) If Borrower (or any Constituent Entity of Borrower) is a limited partnership, any direct or indirect transfer of limited partnership interests in such limited partnership, or the issuance of new limited partnership interests which results in the dilution of the existing limited partners, so that after giving effect to such transfer or issuance, (x) not more than 49% of the equity interests in such partnership have been transferred or issued from and after the date hereof and (y) the persons responsible for the management of the Borrower and the Property remain unchanged;
               (3) If Borrower (or any Constituent Entity of Borrower) is a limited liability company, any direct or indirect transfer of membership interests in Borrower, or the issuance of new membership interests which results in the dilution of the existing members, so that after giving effect to such transfer or issuance, (x) not more than 49% of the equity interests in such limited liability company have been transferred or issued from and after the date hereof and (y) the persons responsible for the management of the Borrower and the Property remain unchanged; and
               (4) Either (a) any transfer for estate planning purposes by the Indemnitor, or (b) any involuntary transfer caused by the death of a holder of ownership interests in Borrower, or in any general partner or managing member of Borrower, in each case so long as (y) Borrower is reconstituted, if required, following any such death and (z) either (i) those persons responsible for the management of the Borrower and the Property remain unchanged as a result of such death or estate planning or (ii) the person(s) to become responsible for management of the Borrower and the Property are approved by Lender.
Borrower shall give Lender (i) prior written notice of any event set forth in Subparagraphs (1)(a), (2) or (3) above, and (ii) prompt written notice after any event giving rise to a transfer set forth in Subparagraph (4) above, in each case together with copies of all documents, instruments and agreements effecting such transfer, all of which shall be certified by Borrower to be true, correct and complete.
          1.12 Payment of Utilities, Assessments, Charges, Etc. Borrower shall pay, or cause to be paid, when due all utility charges (e.g., for gas, electricity, water and sewer services and similar charges) which are incurred by Borrower or its agents, and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Real Estate and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.
          1.13 Access Privileges and Inspections. Lender and the agents, representatives and employees of Lender shall, subject to the rights of tenants, have full and free access to the Real Estate and the Improvements and any other location where books and records concerning the Property are kept at all reasonable times and on reasonable prior notice for the purposes of inspecting the Property and of examining, copying and making extracts from the books and records of Borrower relating to the Property. Borrower shall lend assistance to all such agents, representatives and employees of Lender.
          1.14 Waste; Alteration of Improvements. Borrower shall not commit, suffer or permit any physical waste on the Property nor take any actions that might invalidate any insurance carried on the Property. Borrower shall maintain or cause to be maintained the Property in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, in each case, without the prior written consent of Lender, except as required pursuant to Applicable Laws or the Leases. Without the prior written consent of Lender in each case (or as expressly required under the Leases), Borrower shall not commence construction of any improvements on the Real Estate other than improvements required for the maintenance or repair of the Property.
          1.15 Zoning. Without the prior written consent of Lender in each case, Borrower shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Real Estate or the Improvements. If, under applicable zoning provisions, the use of all or any part of the Real Estate or the Improvements is or becomes a nonconforming use, Borrower shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Lender. Without Lender’s prior written consent, Borrower shall not file or subject any part of the Real Estate or the Improvements to any declaration of condominium or co-operative or convert any part of the Real Estate or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.
          1.16 Financial Statements, Books and Records, and Informational Reporting. Borrower shall keep accurate books and records of account of the Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles. Lender and its duly authorized representatives shall have the right to examine, copy and audit Borrower’s records and books of account at all reasonable times upon reasonable prior written notice. So long as this Mortgage continues in effect, Borrower shall provide to Lender, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Lender as being true and correct by Borrower or the person or entity to which they pertain, as applicable, be prepared in accordance with generally accepted accounting principles consistently applied and be in form and substance reasonably acceptable to Lender:
          (a) upon request by Lender, copies of all tax returns filed by Indemnitor (which tax return shall include Borrower), within thirty (30) days after the date of filing;
          (b) monthly operating statements for the Property (including a current Rent Roll containing the information set forth in Paragraph 1.1(ee) above), within fifteen (15) days after the end of each month during the first twelve (12) months of the term of the Loan or until the occurrence of a Secondary Market Transaction, whichever first occurs, and (ii) during any period when Borrower is required to make payments of net cash flow to any Reserve;
          (c) quarterly operating statements for the Property, within thirty (30) days after the end of each calendar quarter;
          (d) annual financial statements for Borrower (setting forth Borrower’s balance sheet and operating statements for the Property) and each Indemnitor, within ninety (90) days after the end of each calendar year;

          (e) a current Rent Roll, containing the information set forth in Paragraph 1.1(ee) above, dated as of January 1 of each calendar year and certified by Borrower as being true, correct and complete, which shall be delivered to Lender on or before January 15 of each year; and
          (f) such other information with respect to the Property, Borrower, the principals in Borrower, and each Indemnitor which may reasonably be requested from time to time by Lender, within a reasonable time after the applicable request.
          If any of the aforementioned materials are not furnished to Lender within the applicable time periods, in addition to any other rights and remedies of Lender contained herein, Lender shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Lender, in which event Borrower agrees to pay, or to reimburse Lender for, any expense of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.
          1.17 Further Documentation. Borrower shall, on the request of Lender and at the expense of Borrower, promptly: (a) correct any defect, error or omission which may be discovered in the contents of this Mortgage or in the contents of any of the other Loan Documents; (b) execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (c) execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by Lender to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) furnish to Lender, upon Lender’s request (not more than twice in a calendar year, provided no Event of Default has occurred), a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Lender and in form and substance supplied by Lender, setting forth all amounts due under the Note, stating whether any Default or Event of Default exists, stating whether any offsets or defenses exist against the Obligations, affirming that the Loan Documents are the legal, valid and binding obligations of Borrower, and containing such other matters as Lender may reasonably require.
          1.18 Payment of Costs; Reimbursement to Lender. Borrower shall pay all costs and expenses of every character incurred in connection with the closing of the Loan or otherwise attributable or chargeable to Borrower as the owner of the Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, public records search fees, escrow fees and attorneys’ fees. Borrower shall pay to Lender any and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) in connection with any matter for which the consent or approval of Lender is required (or which is required to be delivered to Lender for review and/or approval) pursuant to the Loan Documents. If Borrower defaults in any such payment, which default is not cured within any applicable grace or cure period, Lender may pay the same and Borrower shall reimburse Lender on demand for all such costs and expenses incurred or paid by Lender, together with such interest thereon at the Default Interest Rate from and after the date Lender makes demand for such payment until reimbursement thereof by Borrower. Further, Borrower shall promptly notify Lender in writing of any litigation or litigation threatened in writing affecting the Property, or any other demand or claim which, if enforced, could impair or threaten to impair Lender’s security hereunder. Without limiting or waiving any other rights and remedies of Lender hereunder, if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Lender’s interest in the Property or Lender’s right to enforce its security, or upon the occurrence of any other Event of Default, then Lender may, at its option, with or without notice to Borrower, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Mortgage or to remedy such Event of Default (without, however, waiving any Default). Borrower agrees to pay on demand all expenses of Lender incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Lender incurs such expenses until reimbursement thereof by Borrower. The necessity for any such actions and of the amounts to be paid shall be determined by Lender in its discretion. Lender is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Borrower or any person in possession holding under Borrower. Borrower hereby acknowledges and agrees that the remedies set forth in this Section 1.18 shall be exercisable by Lender, and any and all payments made or costs or expenses incurred by Lender in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Borrower with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Lender after the filing by Borrower of a voluntary case or the filing against Borrower of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter, in effect, which may be or become applicable to Borrower, Lender, any Indemnitor, the Obligations or any of the Loan Documents. Borrower hereby indemnifies and holds Lender harmless from and against all loss, cost and expenses with respect to any Event of Default hereof, any liens (i.e., judgments, mechanics’ and materialmen’s liens, or otherwise), charges and encumbrances filed against the Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Real Estate or the Improvements or any nuisance made or suffered thereon, including, in any case, reasonable attorneys’ fees, costs and expenses as aforesaid, excluding matters arising solely and directly out of the Lender’s gross negligence or willful misconduct, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the Obligations. This Section shall not be construed to require Lender to incur any expenses, make any appearances or take any actions.
          1.19 Security Interest and Security Agreement. This Mortgage is also a security agreement under the Uniform Commercial Code for any of the Property which, under applicable law, may be subject to a security interest under the Uniform Commercial Code, whether acquired now or in the future, including, without limitation, the Reserves, all products, and cash and non-cash proceeds thereof (collectively, “UCC Collateral”). Borrower hereby grants to Lender a security interest in the UCC Collateral. Borrower hereby authorizes Lender to file such financing statements, continuation statements and amendments, in such form as Lender may require, to perfect or continue the perfection of this security interest. Borrower shall pay all third party out of pocket costs of preparing and filing such statements, and all costs and expenses of any record searches for financing statements that Lender may require. Without the prior written consent of Lender, Borrower shall not create or permit to exist any other lien or security interest in any of the UCC Collateral. The name and address of Borrower (as Debtor under any applicable Uniform Commercial Code) and Lender (as Secured Party under any applicable Uniform Commercial Code) are as set forth on Page 1 of this Mortgage.
          1.20 Easements and Rights-of-Way. Borrower shall not grant any easement or right-of-way with respect to all or any portion of the Real Estate or the Improvements without the prior written consent of Lender, which consent shall not be unreasonably withheld. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Mortgage and may take immediate possession of the Property free from, and despite the terms of, such grant of easement or right-of-way. If Lender consents to the grant of an easement or right-of-way, Lender agrees to grant such consent provided that Lender is paid a reasonable review fee together with all other expenses, including, without limitation, reasonable attorneys’ fees, incurred by Lender in the review of Borrower’s request and in the preparation of documents effecting the subordination. Borrower shall at all times comply with all easement agreements, reciprocal easement agreements, declarations, restrictive covenants and any other similar types of agreements now or hereafter affecting the Property (to the extent that any failure to comply with such documents, agreements or instruments shall endanger, cloud or adversely affect title to the Property in any manner, or adversely affect the Property in any manner, as determined by Lender in its discretion), and Borrower shall not amend, modify or terminate any such easement agreements, reciprocal easement agreements, declarations, restrictive covenants or any other similar types of agreements without Lender’s prior written consent.
          1.21 Compliance with Laws. Borrower shall at all times comply with all Applicable Laws. Borrower may, upon providing Lender with security satisfactory to Lender, proceed diligently and in good faith to contest the validity or applicability of any Applicable Law so long as the Property shall not be subject to any lien, charge, fine or other liability, and shall not be in danger of being forfeited, lost or closed, during or as a result of such contest. Borrower shall not alter the Property in any manner that would materially increase Borrower’s responsibilities for compliance with Applicable Laws without the prior approval of Lender. Borrower shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Lease or any Applicable Law or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Borrower shall, from time to time, upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Laws. Notwithstanding the foregoing, if as a result of a change in Applicable Law material structural changes are required to be made to the Property, then Borrower shall have the right at any time during the Defeasance Period to partially defease the Loan and obtain a release of the Property from the lien of this Mortgage pursuant to Section 1.03(d)-(f) of the Note.
          1.22 Additional Taxes. In the event of the enactment after this date of any law of the state where the Property is located or of any other governmental entity deducting from the value of the Property for the purpose of taxation any lien or security interest thereon, or imposing upon Lender the payment of the whole or any part of the Taxes or Other Charges herein required to be paid by Borrower, or changing in any way the laws relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the Lender or secured party in the property covered thereby, or the manner of collection of such Taxes or Other Charges, so as to adversely affect this Mortgage or the Obligations or Lender, then, and in any such event, Borrower, upon demand by Lender, shall pay such Taxes or Other Charges, or reimburse Lender therefor; provided, however, that if in the opinion of counsel for Lender (a) it might be unlawful to require Borrower to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Lender may elect, by notice in writing given to Borrower, to declare all of the Obligations to be and become due and payable in full sixty (60) days from the giving of such notice.
          1.23 Borrower’s Waivers. To the full extent permitted by law, Borrower shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the Obligations prior to any sale of the Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the

Property so sold. Borrower, for Borrower and Borrower’s successors and assigns, and for any and all persons ever claiming any interest in the Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily with and upon the advice of competent counsel: (a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the Obligations (except such notices as are specifically provided for herein); (b) waives, releases, relinquishes and forever forgoes all right to a marshalling of the assets of Borrower, including the Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Property sold as an entirety; and (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under applicable law. To the full extent permitted by law, Borrower shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Lender under the terms of this Mortgage to a sale of the Property, for the collection of the Obligations without any prior or different resort for collection, or the right of Lender under the terms of this Mortgage to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatever. Further, Borrower hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Mortgage or to collect any of the Obligations the fullest extent permitted by law. Borrower covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Borrower shall not seek a supplemental stay or otherwise shall not seek pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against any Indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.
          1.24 Management.
          (a) The management of the Property shall be by either (1) Borrower or an entity affiliated with Borrower approved by Lender for so long as Borrower or said affiliated entity is managing the Property in a first class, commercially reasonable manner to upkeep the building in accordance with its condition as of the date hereof; or (2) a professional property management company approved by Lender, and in either case pursuant to a written agreement approved by Lender. Borrower represents that, as of the date hereof, Borrower has not retained either a property manager or a leasing agent for the Property. In no event shall any manager be removed, replaced or retained, or any management agreement entered into, modified or amended, in each case without the prior written consent of Lender, which shall not unreasonably be withheld. After an Event of Default hereunder or a default under any management contract then in effect, which default is not cured within any applicable grace or cure period, Lender shall have the right to terminate, or to direct Borrower to terminate, such management contract upon thirty (30) days’ notice and to retain, or to direct Borrower to retain, a new management agent approved by Lender. It shall be a condition of Lender’s consent to any management agreement, whether with an affiliate of Borrower or a professional property management company, that such manager enter into an agreement with Lender whereby the manager acknowledges and agrees to the aforesaid rights of Lender, and as to such other matters as Lender may require.
          (b) Without limiting the restrictions set forth in Section 1.24(a) pertaining to the management agreement for the Property, Borrower may not terminate any other Contract that is material to the operation of the Property, or enter into any amendment thereto that makes the terms thereof less favorable to Borrower, in each case without the prior written consent of Lender, which shall not unreasonably be withheld, provided, however, that if the other party to such Contract is in default thereunder, and Borrower can replace the goods or services provided on terms not materially disadvantageous to Borrower, then the prior written consent of Lender shall not be required to terminate such Contract. Borrower shall perform its obligations under each Contract and each of the General Intangibles (to the extent Borrower is obligated to perform), except where Borrower’s failure to do so would not have a material adverse effect on Borrower or the Property. Borrower represents that its interest under each Contract, and each General Intangible, is not subject to any claim, setoff, lien, deduction or encumbrance of any nature, other than that created by this Mortgage. At any time during the continuance of an Event of Default, Lender may (but shall not be obligated to) take such action as Lender may determine to be reasonably necessary to protect the rights of Borrower under any or all of the Contracts and/or the General Intangibles. Should Lender, or Lender’s designee, acquire the Property (whether pursuant to exercise of Lender’s remedies hereunder or by transfer in lieu thereof), Lender may elect to assume Borrower’s interests under any or all of the Contracts or General Intangibles as Lender shall determine, and Borrower shall cause to be terminated, without obligation to Lender or the successor owner of the Property, such other Contracts and/or General Intangibles as Lender may direct.
          1.25 Hazardous Waste and Other Substances.
          (a) Borrower hereby represents and warrants to Lender that, as of the date hereof, except as disclosed in writing to Lender: (i) to Borrower’s knowledge, obtained in Borrower’s ownership, possession and, to the extent applicable, occupancy of the Property, except as expressly set forth in the environmental reports prepared for Lender in connection with the Loan (collectively, the “Environmental Report”), the Property is not in direct or indirect violation of any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or clean-up (collectively, “Environmental Laws”), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq. and 40 CFR §302.1 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq. and 40 CFR § 116.1 et seq.), those relating to lead based paint, and the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), and the regulations promulgated pursuant to said laws, all as amended; (ii) to Borrower’s knowledge, obtained in Borrower’s ownership, possession and, to the extent applicable, occupancy of the Property, except as expressly set forth in the Environmental Report, no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, lead based paint, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws, or any molds, spores or fungus or other harmful microbial matter (collectively, “Hazardous Substances”) are located on or have been handled, generated, stored, processed or disposed of on or released or discharged from the Property (including underground contamination) except for those substances used, stored or handled by Borrower or Tenants in the ordinary course of their respective business and in compliance with all Environmental Laws; (iii) to the best of Borrower’s knowledge, after due and diligent inquiry, the Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Substances; (iv) to Borrower’s knowledge, obtained in Borrower’s ownership, possession and, to the extent applicable, occupancy of the Property, except as expressly set forth in the Environmental Report, there are no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances on the Property; (v) Borrower has received no written notice of, and to the best of Borrower’s knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property nor does Borrower know of any basis for such a claim; and (vi) Borrower has received no written notice of and, to the best of Borrower’s knowledge and belief, there has been no claim by any party that any use, operation or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property nor does Borrower know of any basis for such a claim.
          (b) Borrower shall keep or cause the Property to be kept free from Hazardous Substances (except those substances disclosed in the Environmental Report and used, stored or handled by Borrower and Tenants in the ordinary course of their respective business and, in each case, in compliance with all Environmental Laws) and in compliance with all Environmental Laws, shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all Tenants (except in the ordinary course of a business that is not a Prohibited Use and in each case in compliance with all Environmental Laws) and, without limiting the generality of the foregoing, during the term of this Mortgage, shall not install in the Improvements or permit to be installed in the Improvements asbestos-containing materials (“ACMs”) or any substance containing ACMs. Borrower shall, if required under applicable Environmental Laws, maintain all applicable Material Safety Data Sheets with respect to the Property, and make same available to Lender or Lender’s consultants upon reasonable notice.
          (c) Borrower shall promptly notify Lender if Borrower shall become aware of the possible existence of any Hazardous Substances on the Property (except as disclosed in the Environmental Report, in the ordinary course of a business that is not a Prohibited Use and in each case in compliance with all Environmental Laws) or if Borrower shall become aware that the Property is or may be in violation of any Environmental Laws. Further, immediately upon receipt of the same, Borrower shall deliver to Lender copies of any and all orders, notices, permits, applications, reports, and other communications, documents and instruments received, communicated to or obtained by Borrower pertaining to the actual, alleged or potential presence or existence of any Hazardous Substances at, on, about, under, within, near or in connection with the Property. Borrower shall, promptly and when and as required by Lender, at Borrower’s sole cost and expense, take all actions as shall be necessary or advisable for the clean-up of any and all portions of the Property or other affected property which Lender reasonably determines to be migrating from the Property to such affected property, in accordance with, and to the extent required by, all applicable Environmental Laws, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with and to the extent required by all applicable Environmental Laws, and shall further pay or cause to be paid, at no expense to Lender, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property; in the event Borrower fails to take such actions, (1) Lender may, but shall not be obligated to, cause the Property or other affected property to be freed from any Hazardous Substances (except for those Hazardous Substances disclosed in the Environmental Report, used in the ordinary course of a business that are not a Prohibited Use and in each case are in compliance with all Environmental Laws) or otherwise brought into compliance with Environmental Laws and any and all costs and expenses incurred by Lender in connection therewith, together with interest thereon at the Default Interest Rate from the date demand for payment is made by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand, and (2) Borrower hereby grants to Lender and its agents and employees access to the Property and a license to remove any Hazardous Substances (except for those Hazardous Substances disclosed in the Environmental Report, used in the ordinary course of business that are not a Prohibited Use and in each case are in compliance with all Environmental Laws) and to do all things Lender shall deem necessary to bring the Property in conformance with Environmental Laws. Borrower covenants and agrees, at Borrower’s sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Lender), and hold Lender harmless from and against any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Lender or the Property, and arising directly or indirectly from or out of: (i) the presence, release or threat of release of any Hazardous Substances on, in, under or affecting all or any portion of the Property regardless of whether or not caused by or within the control of Borrower; (ii) the violation of any Environmental Laws relating to or affecting the Property, whether or not caused by or within the control of Borrower; (iii) the failure by Borrower to comply fully with the terms and conditions of this Section 1.25; (iv) the breach of any representation or warranty contained in this Section 1.25; or (v) the enforcement of this Section 1.25, including, without limitation, the cost of assessment, containment and/or removal of any and all Hazardous Substances from all or any portion of the Property the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Property or (to the extent such Hazardous Substances were released from, or migrated from, the Property) any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any such surrounding areas. The indemnity set forth in this Section 1.25(c) shall also include, when realized, any diminution in the value of the security afforded by the Property or any future reduction in the sales price of the Property by reason of any matter set forth in this Section 1.25(c). Lender’s rights under this Section shall survive payment in full of the Obligations and shall be in addition to all other rights of Lender under this Mortgage, the Note and the other Loan Documents.
          (d) Upon Lender’s request, at any time after the occurrence of an Event of Default hereunder and in connection with a potential sale of the Property pursuant to Lender’s exercise of its rights and remedies under this Mortgage, or at such other time as Lender has reasonable grounds to believe that Hazardous Substances (except for those Hazardous Substances disclosed in the Environmental Report, used in the ordinary course of a business that are not a Prohibited Use and in each case are in compliance with all Environmental Laws) are or have been released, stored or disposed of on or around the Property or that the Property may be in violation of the Environmental Laws (except for items disclosed in the environmental report delivered to Lender in connection herewith), Borrower shall provide, at Borrower’s sole cost and expense, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Lender to determine the presence or absence of Hazardous Substances on the Property or an inspection or audit of the Improvements prepared by an engineering or consulting firm approved by Lender to determine the presence or absence of friable asbestos or substances containing asbestos on the Property. If Borrower fails to provide such inspection or audit within thirty (30) days after such request, Lender may order the same, and Borrower hereby grants to Lender and its employees and agents access to the Property and a license to undertake such inspection or audit. The cost of such inspection or audit shall be immediately due and payable to Lender by Borrower on demand, together with interest thereon at the Default Interest Rate from the date demand for payment is made by Lender until actually paid by Borrower.
          (e) The obligations of Borrower under this Mortgage (including, without limitation, this Section 1.25) with respect to Hazardous Substances shall not in any way limit the obligations of any party under the Hazardous Substances Indemnity.
          1.26 Brokerage Fees; Indemnification; Subrogation.
          (a) Borrower shall indemnify, defend and hold Lender harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Property or the Obligations, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Lender’s reasonable attorneys’ fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Lender in connection with the Obligations, this Mortgage, the Property, or any part thereof, or the exercise by Lender of any rights or remedies granted to it under this Mortgage; provided, however, that nothing herein shall be construed to obligate Borrower to indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Lender by reason of Lender’s willful misconduct or gross negligence.
          (b) If Lender is made a party defendant to any litigation or any claim is threatened or brought against Lender concerning the Obligations, this Mortgage, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Borrower shall indemnify, defend and hold Lender harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Lender in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. If Lender commences an action against Borrower to enforce any of the terms hereof or to prosecute any breach by Borrower of any of the terms hereof or of any of the other Loan Documents, or to recover any sum secured hereby, Borrower shall pay to Lender its reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses. The right to such attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Borrower breaches any term of this Mortgage, Lender may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Borrower, Borrower shall pay Lender reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Lender, whether or not an action is actually commenced against Borrower by reason of such breach. All references to “attorneys” in this Subsection and elsewhere in this Mortgage shall include without limitation any attorney or law firm engaged by Lender and Lender’s in-house counsel, and all references to “fees and expenses” in this Subsection and elsewhere in this Mortgage shall include without limitation any reasonable fees of such attorney or law firm and any reasonable allocation charges and reasonable allocation costs of Lender’s in-house counsel.
          (c) A waiver of subrogation shall be obtained by Borrower from its insurance carrier and, consequently, Borrower waives any and all right to claim or recover against Lender, its officers, employees, agents and representatives, for loss of or damage to Borrower, the Property, Borrower’s property or the property of others under Borrower’s control from any cause insured against or required to be insured against by the provisions of this Mortgage.
          1.27 Single-Purpose Entity Covenants. Borrower hereby represents, warrants and covenants, as of the date hereof and until such time as the Obligations are paid in full, that without, in each case, the prior written consent of Lender (which may be withheld or conditioned by Lender in its sole and absolute discretion for any reason or for no reason):
          (a) The sole purpose of Borrower has been, is and will be, to acquire, own, hold, maintain, and operate the Property, together with such other activities as may be necessary or advisable in connection with the ownership of the Property. Borrower has not engaged, and does not and shall not engage, in any business, and it has and shall have no purpose, unrelated to ownership of the Property. Borrower has not owned, does not own and shall not acquire, any real property or own assets other than those related to the Property and/or otherwise in furtherance of the limited purposes of Borrower.
          (b) Neither Borrower, nor any general partner, manager or managing member (a “Controlling Entity”) of Borrower, as applicable, shall have the authority to perform any act in respect of

Borrower in violation of any (a) applicable laws or regulations or (b) any agreement between Borrower and Lender (including, without limitation, the Loan Documents).
          (c) Borrower shall not:
               (1) make any loans to the holder (directly or indirectly) of any equity interests in Borrower (collectively, the “Equity Holders”), any Affiliate (as defined below) of Borrower or of any Equity Holders;
               (2) except as expressly permitted by the Lender in writing, sell, encumber (except with respect to the Lender) or otherwise transfer or dispose of all or substantially all of the properties of Borrower (a sale or disposition will be deemed to be “all or substantially all of the properties of Borrower” if the sale or disposition includes the Property or if the total value of the properties sold or disposed of in such transaction and during the twelve months preceding such transaction is sixty six and two thirds percent (66-2/3%) or more in value of Borrower’s total assets as of the end of the most recently completed fiscal year of Borrower);
               (3) to the fullest extent permitted by law, dissolve, wind-up, or liquidate Borrower;
               (4) merge, consolidate or acquire all or substantially all of the assets of an Affiliate of same or other person or entity;
               (5) change the nature of the business conducted by Borrower; or
               (6) except as permitted by the Lender in writing, amend, modify or otherwise change the Organizational Documents (as defined below) of Borrower (which approval, after a Secondary Market Transaction with respect to the Loan, may be conditioned upon Lender’s receipt of confirmation from each of the applicable Rating Agencies that such amendment, modification or change would not result in the qualification, withdrawal or downgrade of any securities rating).
          (d) Borrower shall not, and no Equity Holder or other person or entity on behalf of Borrower shall, without the prior written affirmative vote of one hundred percent (100%) of the members, partners or stockholders of Borrower: (1) institute proceedings to be adjudicated bankrupt or insolvent; (2) consent to the institution of bankruptcy or insolvency proceedings against it; (3) file a petition seeking, or consenting to, reorganization or relief under any applicable federal or state law relating to bankruptcy (but the foregoing clause (2) shall not apply to Persons that own shares in a Publicly Traded Corporation); (4) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Borrower or a substantial part of its property; (5) make any assignment for the benefit of creditors; (6) admit in writing its inability to pay its debts generally as they become due or declare or effect a moratorium on its debts; or (7) take any action in furtherance of any such action ((1) through (7) above, with respect to any individual or entity, collectively, a “Bankruptcy Action”).
          (e) Borrower shall have no indebtedness or incur any liability other than (1) unsecured debts and liabilities for trade payables and accrued expenses incurred in the ordinary course of its business of operating the Property, provided, however, that such unsecured indebtedness or liabilities (y) are in amounts that are normal and reasonable under the circumstances, but in no event to exceed three percent (3%) of the original principal amount of the Loan and (z) are not evidenced by a note and are paid when due, but in no event for more than sixty (60) days from the date that such indebtedness or liabilities are incurred and (2) the Obligations. No indebtedness other than the Loan shall be secured (senior, subordinated or pari passu) by the Property.

          (f) The following provisions shall apply only when Borrower is a limited liability company or a partnership. A Bankruptcy Action by or against any partner or member of Borrower, as applicable, shall not cause such partner or member of Borrower, as applicable, to cease to be a partner or member of Borrower and upon the occurrence of a Bankruptcy Action, Borrower shall continue without dissolution. Additionally, to the fullest extent permitted by law, if any partner or member of Borrower, as applicable, ceases to be a partner or member of Borrower, as applicable, such event shall not terminate Borrower and Borrower shall continue without dissolution.
          (g) Borrower shall at all times observe the applicable legal requirements for the recognition of Borrower as a legal entity separate from any Equity Holders or Affiliates of Borrower or of any Equity Holder, including, without limitation, as follows:
               (1) Borrower shall either (a) maintain its principal executive office and telephone and facsimile numbers separate from that of any Affiliate of Borrower or of any Equity Holder and shall conspicuously identify such office and numbers as its own, or (b) shall allocate by written agreement fairly and reasonably any rent, overhead and expenses for shared office space. Additionally, Borrower shall use its own separate stationery, invoices and checks which reflects its name, address, telephone number and facsimile number.
               (2) Borrower shall maintain correct and complete financial statements, accounts, books and records and other entity documents separate from those of any Affiliate of Borrower or of any Equity Holder or any other person or entity (except that Borrower Parties may have one bank account). Borrower shall prepare unaudited quarterly and annual financial statements, and Borrower’s financial statements shall substantially comply with generally accepted accounting principles.
               (3) Borrower shall maintain its own separate bank accounts (except that Borrower Parties may have one bank account), payroll and correct, complete and separate books of account.
               (4) Borrower shall file or cause to be filed its own separate tax returns, or may be consolidated with the tax returns of the Indemnitor, as the case may be.
               (5) Borrower shall hold itself out to the public (including any of its Affiliates’ creditors) under Borrower’s own name and as a separate and distinct entity and not as a department, division or otherwise of any Affiliate of Borrower or of any Equity Holder.
               (6) Borrower shall observe all customary formalities regarding the existence of Borrower, including holding meetings and maintaining current and accurate minute books separate from those of any Affiliate of Borrower or of any Equity Holder.
               (7) Borrower shall hold title to its assets in its own name and act solely in its own name and through its own duly authorized officers and agents. No Affiliate of Borrower or of any Equity Holder other than Gladstone Limited Partnership shall be appointed or act as agent of Borrower, other than as a property manager or leasing agent with respect to the Property.
               (8) Investments shall be made in the name of Borrower directly by Borrower or on its behalf by brokers engaged and paid by Borrower.
               (9) Except as required by Lender, Borrower shall not guarantee, pledge or assume or hold itself out or permit itself to be held out as having guaranteed, pledged or assumed any liabilities or obligations of any Equity Holder or any Affiliate of Borrower, nor shall it make any loan, except as permitted in the Loan Documents.
               (10) Reserved.
               (11) Assets of Borrower shall be separately identified, maintained and segregated. Borrower’s assets shall at all times be held by or on behalf of Borrower and if held on behalf of Borrower by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by Borrower. This restriction requires, among other things, that (i) funds of Borrower shall be deposited or invested in Borrower’s name (except that Borrower Parties may have one bank account), (ii) funds of Borrower shall not be commingled with the funds of any Affiliate of Borrower or of any Equity Holder, (iii) the Borrower Parties shall maintain all accounts in their collective name and with the same tax identification number, separate from those of any Affiliate of Borrower or of any Equity Holder, and (iv) funds of Borrower shall be used only for the business of Borrower.
               (12) Borrower shall maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate of Borrower or of any Equity Holder.
               (13) Borrower shall pay or cause to be paid its own liabilities and expenses of any kind, including but not limited to salaries of its employees, only out of its own separate funds and assets, except as required by the Loan Documents.
               (14) Borrower is adequately capitalized as of the date hereof to engage in the transactions contemplated at the closing of the Loan.
               (15) Borrower shall not do any act which would make it impossible to carry on the ordinary business of Borrower.
               (16) All data and records (including computer records) used by Borrower or any Affiliate of Borrower in the collection and administration of any loan shall reflect Borrower’s ownership interest therein.
               (17) No funds of Borrower shall be invested in securities issued by, nor shall Borrower acquire the indebtedness or obligation of, an Affiliate of Borrower or of an Equity Holder.
               (18) Borrower shall maintain an arm’s length relationship with each of its Affiliates and may enter into contracts or transact business with its Affiliates only on commercially reasonable terms that are no less favorable to Borrower than is obtainable in the market from a person or entity that is not an Affiliate of Borrower or of any Equity Holder.
               (19) Borrower shall correct any misunderstanding that is known by Borrower regarding its name or separate identity.
          (h) Any indemnification obligation of Borrower to the holder of any equity interest in Borrower shall (1) be fully subordinated to the Loan and (2) not constitute a claim against Borrower or its assets until such time as the Loan has been indefeasibly paid in accordance with its terms and otherwise has been fully discharged (or has been defeased in accordance with the Note).
          (i) The following shall only apply if and when Borrower is a limited partnership. Each general partner of Borrower may not be an individual. Each general partner of Borrower shall at all times have as its sole purpose to act as the general partner of Borrower, and shall be engaged in no other business or have any other purpose. Additionally, any additional or substitute general partner of Borrower shall have organizational documents that (1) include covenants substantially similar to the foregoing provisions of this Section 1.27, inclusive of all single purpose/bankruptcy remote provisions, and (2) are acceptable to the Lender.
          (j) Borrower shall cause the Organizational Documents of Borrower to include, at all times, requirements substantially similar to the foregoing, in a manner reasonably satisfactory to Lender. At any time when Borrower is a limited partnership, the Organizational Documents of the general partner shall include provisions substantially similar to those set forth in Section 1.27(i) above.
          (k) As used in this Mortgage:
               (i) “Affiliate” means any person or entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a specified person or entity. For purposes of the definition of “Affiliate”, the terms “control”, “controlled”, or “controlling” with respect to a specified person or entity shall include, without limitation, (i) the ownership, control or power to vote ten percent (10%) or more of (x) the outstanding shares of any class of voting securities or (y) beneficial interests, of any such person or entity, as the case may be, directly or indirectly, or acting through one or more persons or entities, (ii) the control in any manner over the general partner(s) or the election of more than one director or trustee (or persons exercising similar functions) of such person or entity, or (iii) the power to exercise, directly or indirectly, control over the management or policies of such person or entity.
               (ii) “Constituent Entity” shall mean, with respect to any entity, (i) with respect to any limited partnership, (x) any general partner of such limited partnership and (y) any limited partner of such partnership which owns (or is owned by any person or entity owning, holding or controlling, directly or indirectly) the right to receive 50% or more of the income, distributable funds or losses of such partnership; (ii) with respect to any general partnership or joint venture, any partner or venturer in such general partnership or joint venturer; (iii) with respect to any corporation, any person or entity which owns or controls 50% or more of any class of stock of such corporation; (iv) with respect to any limited liability company, (x) any manager of such limited liability company, (y) any managing member of such limited liability company, or the sole member of any limited liability company having only one (1) member, and (z) any non-managing member of such limited liability company which owns (or is owned by any person or entity owning, holding or controlling, directly or indirectly) the right to receive 50% or more of the income, distributable funds or losses of such limited liability company; (v) any person or entity which controls any entity described in any of clauses (i) through (iv) of this definition (except any officers or directors of Gladstone Commercial Corporation so long as no such officers or directors own or control 50% or more of any class of stock of such corporation); and (vi) any entity which is a “Constituent Entity” with respect to an entity which is a “Constituent Entity” of the subject entity. For all purposes of this Mortgage unless expressly noted, “control” and “controlled by” shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933, as amended. For the purposes of clause (vi) of the definition of Constituent Entity, if entity “B” is a Constituent Entity of entity “A”, then any Constituent Entity of “B” shall be deemed to be a Constituent Entity of any entity of which “A” is a Constituent Entity.
               (iii) “Organizational Documents” shall mean, with respect to any entity, the documents customarily used to form an entity and provide for its governance, as the same may be amended from time to time, including, without limitation, (a) with respect to a corporation, the articles of incorporation or certificate of incorporation or charter, and the by-laws; (b) with respect to a limited liability company, the articles of organization and the operating agreement; (c) with respect to a limited partnership, the certificate of limited partnership and the limited partnership agreement; and (d) with respect to a general partnership, the agreement of partnership.
          (l) In the event Borrower is a single-member Delaware limited liability company, the limited liability company agreement of Borrower (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower (“Member”) to cease to be the member of Borrower (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee, or (B) the resignation of Member and the admission of an additional member, in either case in accordance with the terms of the Loan Documents and the LLC Agreement), the person executing the LLC Agreement as a “Special Member Designee” (as such term is defined in the LLC Agreement) (“Special Member”) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower as a special member and shall continue Borrower without dissolution and (ii) such Special Member may not resign from Borrower or transfer its rights as Special Member unless a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (ii) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (iv) Special Member, in its capacity as Special Member, may not bind Borrower, and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower.
          1.28 Reserve Accounts and Disbursement Requests. At Lender’s option, as additional security for the indebtedness secured hereby, Borrower shall establish and maintain the reserve accounts required by this Section 1.28, subject to the security interest therein as more fully set forth in Section 1.19 hereof.
          (a) Replacement Reserve. Borrower agrees that it will perform, or cause to be performed, all repairs and replacements necessary to maintain the Property in good working order, in accordance with its condition as of the date hereof. Simultaneously herewith, and on each Payment Date until the Note is paid in full, Borrower shall pay to Lender the sum of $588.34 to be held in a reserve fund (the “Replacement Reserve”) subject to this Mortgage and the Other Mortgages, for payment of certain repairs and replacements at the Property which, under generally accepted accounting principles, are categorized as capital expenses and not as operating expenses (the “Repairs”). Notwithstanding the foregoing, Borrower shall not be required to make a deposit into the Replacement Reserve to the extent that any such deposit would increase the amount in the Replacement Reserve (after deducting any pending disbursement requests therefrom) above $62,100.00. Borrower shall perform, or cause Principal Tenant to perform, all Repairs in a good and workmanlike manner, in accordance with all applicable codes and regulations, and each case in a manner satisfactory to Lender and as necessary to maintain the Property in good condition and in compliance with all applicable laws, ordinances, rules and regulations. So long as no Default shall exist and be continuing, Lender shall, to the extent funds are available for such purpose in the Replacement Reserve, disburse to Borrower the amount paid or incurred by Borrower in performing the Repairs as required above upon satisfaction of the requirements set forth in Section 1.29 of this Mortgage. Lender may, at Borrower’s expense, make or cause to be made an inspection of the Property to determine the need, as determined by Lender in its reasonable judgment, for further Repairs of the Property. In the event that such inspection reveals that further Repairs are required, Lender shall provide Borrower with a written description of the required Repairs, and Borrower shall complete, or cause Principal Tenant to complete, such Repairs to Lender’s reasonable satisfaction within ninety (90) days after Lender’s notice, or such later date as may be approved by Lender in its discretion.
          (b) HMBF Excess Cash Flow Reserve. In the event Borrower has not delivered a Satisfactory Letter of Credit (as that term is defined in Section 5.31 hereof) to Lender on or before October 31, 2011, then commencing on November 1, 2011 (the “HMBF Sweep Period”), all Excess Cash Flow (as defined below) shall be deposited (the “Excess Cash Flow Sweep”) into a reserve account (the “HMBF Excess Cash Flow Reserve”) to be held by Lender as additional collateral for the Loan, and for payment of Leasing Costs. Borrower shall be required to continue to make such deposits of Excess Cash Flow into the HMBF Excess Cash Flow Reserve each month until the satisfaction of the HMBF Tenant Conditions (as defined in that certain Cash Management Agreement of even date herewith between the Borrower Parties and Lender (the “CMA”)) or until the date that the sum in the HMBF Excess Cash Flow Reserve is equal to $673,000.00. Upon the satisfaction of the HMBF Tenant Conditions, provided no Default exists, Lender shall disburse funds in the HMBF Excess Cash Flow Reserve for payment of Leasing Costs incurred by Borrower in connection with Borrower’s leasing of space at the Property, subject to and in accordance with Section 1.29 below. Lender may use funds in the HMBF Excess Cash Flow Reserve to pay for Leasing Costs in connection with re-leasing the Property to a HMBF Replacement Tenant pursuant to a lease approved by Lender in accordance with this Mortgage (“Approved Leasing Costs”). In the event Borrower has delivered a Satisfactory Letter of Credit to Lender, and Borrower has failed to pay the Leasing Costs for any Lease of space at the Property, then Lender may and is hereby authorized to draw upon the Letter of Credit, by sight draft on the Issuing Bank (as those terms are defined in Section 5.31 hereof), and deposit the cash proceeds thereof into the HMBF Excess Cash Flow Reserve and to disburse funds in the HMBF Excess Cash Flow Reserve for payment of Leasing Costs incurred by Borrower in connection with Borrower’s leasing of space at the Property, subject to and in accordance with Section 1.29 below. As used herein, the term “Excess Cash Flow” shall mean all cash flow generated by the Property and Properties after deducting the payments identified in Section 2(d)(ii)(a-e) of the CMA. Defined terms used herein and not defined shall have the meanings ascribed to them in the CMA.
          (c) [RESERVED]
          (d) Early Termination of Leases. If any Tenant (a “Terminating Tenant”) gives notice to Borrower that it is exercising an early termination option set forth in its Lease with Borrower, Borrower shall direct such Tenant to deliver the payment required pursuant to its Lease in connection with the exercise of the early termination option (the “Early Termination Payment”) to be remitted to Lender. Borrower agrees, furthermore, that if such Tenant remits the Early Termination Payment directly to Borrower, Borrower shall remit the Early Termination Payment to Lender. Any Early Termination Payment shall be deposited in a segregated sub-account of the Leasing Reserve (the “Early Termination Reserve”) to be held as additional security for the Obligations; a separate Early Termination Reserve shall be maintained with respect to each Lease so terminated. So long as no Default shall exist and be continuing, Lender shall, to the extent that funds are available for such purpose in the Early Termination Reserve, disburse to Borrower funds then on deposit in the Early Termination Reserve as follows:
               (i) If Borrower enters into a Lease for the entire premises previously demised under the Lease so terminated (the “Vacated Space”) with a Tenant reasonably acceptable to Lender and such Lease satisfies all applicable requirements of Section 1.10 hereof, and the Tenant under such Lease accepts such demised premises, takes occupancy thereof and commences the payment of base rent under its Lease (any such Lease, a “Qualified Replacement Lease”), then all funds in the Early Termination Reserve shall be used first to pay Leasing Costs with respect to such Qualified Replacement Lease upon satisfaction of the conditions set forth in Section 1.29 hereof; any funds remaining in the

Early Termination Reserve after payment of all Leasing Costs with respect thereto shall be disbursed to Borrower as follows: (x) if the monthly net rent payable under the Qualified Replacement Lease is greater than or equal to the monthly rent payable by the Terminating Tenant under its Lease as of the date of such termination, then provided no Default is then continuing, such funds remaining in the Early Termination Reserve shall be disbursed to Borrower; and (y) if the monthly net rent payable under the Qualified Replacement Lease is less than the monthly rent payable by the Terminating Tenant under its Lease as of the date of such termination, then provided no Default is then continuing all funds remaining in the Early Termination Reserve shall be disbursed to Borrower in equal monthly installments over the remaining term of the Qualified Replacement Lease, until such time as all funds have been disbursed from the Early Termination Reserve.
               (ii) If Borrower enters into one or more Leases each for less than the entire Vacated Space, no disbursements shall be permitted from the Early Termination Reserve except as follows:
          (i) until such time as the entire Vacated Space has been re-leased pursuant to one or more Qualified Replacement Leases, and the Tenant under each such Qualified Replacement Lease accepts such demised premises, takes occupancy thereof and commences the payment of base rent under its Lease, Lender shall from time to time make disbursements on account of Leasing Costs with respect to the Vacated Space, provided, however, that the disbursements with respect to any portion of the Vacated Space on a per-square foot basis shall not exceed the amount of the Early Termination Payment on a per-square-foot basis; and
          (ii) at such time as the entire Vacated Space has been re-leased pursuant to one or more Qualified Replacement Leases and the Tenant under each such Qualified Replacement Lease accepts such demised premises, takes occupancy thereof and commences the payment of base rent under its Lease, then after payment of all Leasing Costs with respect to the re-leasing of such Vacated Space, the funds remaining in the Early Termination Reserve shall be disbursed as follows: (i) first, to the extent that any disbursements were made from the Leasing Reserve with respect to such Vacated Space, an amount equal to the sum of all such disbursements will be transferred to the Leasing Reserve (notwithstanding any limit to the required deposits thereto); (ii) next, any funds remaining in the Early Termination Reserve shall be disbursed to Borrower as follows: (x) if the monthly aggregate net rents payable under all such Qualified Replacement Leases is greater than or equal to the monthly rent payable by the Terminating Tenant, and the term of all such Qualified Replacement Leases extends to or beyond the scheduled expiration date of the Lease with the Terminating Tenant, then provided no Default is then continuing such funds remaining in the Early Termination Reserve shall be disbursed to Borrower; and (y) if the conditions of clause (x) are not satisfied, then provided no Default is then continuing such funds remaining in the Early Termination Reserve shall be disbursed to Borrower in equal monthly installments over the period that would have been remaining in the term of the Lease with the Terminating Tenant.
Leasing Costs with respect to any Qualified Replacement Lease shall be disbursed first out of the related Early Termination Reserve, if applicable, prior to using any funds in the Leasing Reserve with respect thereto.
          (e) Payment Reserve. Contemporaneously with the execution hereof, Borrower has established with Lender a temporary reserve in the amount equal to one (1) regular monthly installment of principal, interest and all required reserves, deposits or impounds under the Loan Documents (the “Payment Reserve”). Borrower understands and agrees that, notwithstanding the establishment of the Payment Reserve as herein required, all of the proceeds of the Note have been, and shall be considered, fully disbursed and shall bear interest and be payable on the terms provided therein. So long as no Default has occurred hereunder, Lender shall on the first Payment Date under the Note, advance from the Payment Reserve to itself the amount due and payable by Borrower under the Note on such Payment Date and shall also advance from the Payment Reserve into the Impound Account the amount of any deposit for Taxes and Other Charges and Insurance Premiums and into each other Reserve the amount of any deposit required to be paid for such purpose by Borrower on such Payment Date pursuant to the terms hereof. Borrower shall not be obligated to make any further deposits into the Payment Reserve after the disbursement of the funds held therein as aforesaid, and the Payment Reserve shall terminate upon such disbursement. No interest on funds contained in the Payment Reserve shall be paid by Lender to Borrower. Nothing contained herein, including, without limitation, the existence of the Payment Reserve, shall release Borrower of any obligation to make payments under the Note, this Mortgage or the other Loan Documents strictly in accordance with the terms hereof or thereof and, in this regard, without limiting the generality of the foregoing, should the amounts contained in the Payment Reserve not be sufficient to pay in full the amount due under the Note and the Impound Account and other Reserve deposits referenced above in this subparagraph on such Payment Date, Borrower shall be responsible for paying such deficiency on the due date of any such payments.
          1.29 Disbursements from the Property Reserve Accounts. So long as no Event of Default shall have occurred and be continuing under this Mortgage, all sums in each of the HMBF Excess Cash Flow Reserve and the Replacement Reserve (the foregoing, collectively, the “Property Reserve Accounts”) shall be held by Lender in the respective Property Reserve Account as set forth above for the purposes set forth in Section 1.28. So long as no Default has occurred and is continuing, Lender shall disburse to Borrower, from the appropriate Property Reserve Account for the purposes set forth in Section 1.28, an amount equal to the actual expenses incurred to date by Borrower, less any prior disbursements to Borrower from any of the Property Reserve Account for such expenditure, but only to the extent that such expense is one for which, pursuant to Section 1.28, the proceeds of a Property Reserve Account may be disbursed. Disbursements shall be made to Borrower within ten (10) days following Lender’s receipt of each of the following:
          (a) a written request from Borrower for such disbursement, accompanied by a certification by Borrower, in the form therefor then utilized by Lender or Lender’s servicing agent;
          (b) copies of invoices, receipts or other evidence satisfactory to Lender verifying the cost and expenses actually incurred by Borrower or the payment of the costs and expenses for which Borrower is requesting such disbursement;
          (c) for disbursement requests in connection with a single project, or group of related projects, for which Borrower is seeking reimbursement of $20,000 or more, affidavits, lien waivers or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, contractors, suppliers and other parties who have or might claim statutory or common law liens, or who have furnished labor, materials or supplies to or in connection with the Property, have been paid all amounts due;
          (d) for disbursement requests in connection with a single project, or group of related projects, for which Borrower is seeking reimbursement of $40,000 or more, excluding, however, Leasing Commissions, a certification from an inspecting architect or other third party reasonably acceptable to Lender, verifying that the any work for which Borrower is requesting a disbursement has been properly completed and that the cost of such work bears a reasonable relationship to the costs incurred therefor;

          (e) a copy of the certificate of occupancy for the Improvements if, as a result of any work undertaken by Borrower, it was necessary to receive an amendment to the existing certificate of occupancy (or similar instrument) issued with respect to the Improvements, or to obtain a new certificate of occupancy for the Improvements, or a certification of Borrower that no such amended or new certificate of occupancy is required; and
          (f) payment of an administrative fee of $150.00 per request.
          Lender shall not be required to make an advance from each Property Reserve Account more frequently than once in any thirty (30) day period. In making any disbursement from a Property Reserve Account, Lender shall be entitled to rely on the disbursement request from Borrower without any inquiry into the accuracy, validity or contestability of any amount set forth therein. All costs and expenses required to be incurred in connection with the review and approval of each request for a disbursement from a Property Reserve Account shall be paid by Borrower not later than concurrently with such disbursement. The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds. Lender may, at its discretion, hold the Reserves either in a separate account or commingled by Lender with any other funds in the possession or control of Lender. The Reserves are solely for the protection of Lender, and entail no responsibility on Lender’s part beyond making disbursements upon strict satisfaction of the requirements of Section 1.28 and this Section 1.29 and beyond the allowing of due credit for the sums actually received. In the event that the amounts on deposit in any of the Property Reserve Account are insufficient to reimburse Borrower for amounts otherwise properly requested, Lender shall not be obligated or authorized to transfer funds from other Reserves, and Borrower shall pay the amount of such deficiency. Upon assignment of this Mortgage by Lender, any funds in the Reserves shall be turned over to the assignee, and any responsibility of the assignor with respect thereto shall terminate.
          1.30 Interest-Bearing Reserves. Lender shall cause funds in the Leasing Reserve and the Replacement Reserve (referred to in this Section 1.30 as the “Interest-Bearing Reserve”) to be deposited into an interest bearing account of the type customarily maintained by Lender or its servicing agent for the investment of similar reserves, which account may not yield the highest interest rate then available. To the extent that any funds in any of the Reserves are invested in any investment suitable for the investment of escrows and reserves established under mortgage loans included in a Secondary Market Transaction in which some or all of the securities issued thereby are rated “AAA” (or the equivalent rating) by one or more Rating Agencies, as the standards therefor are established from time to time (or if Lender reasonably determines that no such standards exist, such investments as are otherwise acceptable to Lender, in the exercise of prudent lending standards), Borrower shall bear the risk of loss of such investments. Interest payable on such amounts shall be computed based on the daily outstanding balance in the Interest-Bearing Reserve. Such interest shall be calculated on a simple, non-compounded interest basis based solely on contributions made to the Interest-Bearing Reserve by Borrower. All interest earned on amounts contributed to the Interest-Bearing Reserve shall be retained by Lender and added to the balance in such Interest-Bearing Reserve and shall be disbursed for payment of the items for which other funds in such Interest-Bearing Reserve are to be disbursed. Borrower acknowledges that all Reserves other than the Interest-Bearing Reserves shall not accrue or bear interest for the benefit of Borrower, and no interest shall be payable thereon by Lender.
          1.31 Principal Lease.
          (a) Borrower will comply in all material respects with the terms and conditions of the Principal Lease, Borrower will not, without the prior consent of Lender, do or permit anything to be done, the doing of which, or refrain from doing anything, the omission of which, will impair or tend to impair the security of the Real Estate under the Principal Lease or will be grounds for declaring a forfeiture of the Principal Lease.
          (b) Borrower shall enforce in all material respects the Principal Lease and will not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed as to any matter other than a surrender or termination of the Principal Lease or the exercise of any option thereunder, terminate, modify, cancel, change, supplement, alter or amend any of the Principal Lease, or waive, excuse, condone or in any way release or discharge its interest under the Principal Lease, or from any of the material covenants and conditions to be performed or observed by Principal Tenant under the Principal Lease (Principal Tenant is hereinafter referred to in this Section 1.31 as the “Tenant”). Any such termination, cancellation, modification, change, supplement, alteration or amendment of the Principal Lease without the prior consent of Lender shall be void and of no force and effect.
          (c) Borrower will give Lender prompt (and in all events within five (5) days) notice of the receipt by Borrower of any notice of default from the Tenant. Borrower will promptly (and in all events within five (5) days) furnish to Lender copies of all material information furnished to the Tenant by the terms of the Principal Lease. Borrower will deliver to Lender an exact copy of any material notice, communication, plan, specification or other instrument or document received or given by Borrower in any way relating to or affecting the Principal Lease which may concern or affect the estate of the Tenant or Borrower thereunder in or under the Principal Lease or in the real estate respectively thereby demised.
          (d) Lender shall have the right, but not the obligation, to perform any obligations of Borrower under the terms of the Principal Lease during the continuance of a default thereunder, after notice, if applicable, and the expiration of any applicable grace or cure period, if any. All costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) so incurred, after such a default shall be treated as an advance secured by this Mortgage, shall bear interest thereon at the Default Interest Rate from the date of payment by Lender until paid in full and shall be paid by Borrower to Lender during the continuance of an Event of Default within five (5) days after demand. No performance by Lender of any obligations of Borrower shall constitute a waiver of any default arising by reason of Borrower’s failure to perform the same. If Lender shall make any payment or perform any act or take action in accordance with this Section 1.31(d), Lender will notify Borrower of the making of any such payment, the performance of any such act, or the taking of any such action. In any such event, subject to the rights of lessees, sublessees and other occupants under the Principal Lease, Lender and any person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action.
          (e) To the extent permitted by law, the price payable by Borrower or any other person or entity in the exercise of any right of redemption following foreclosure of the Property shall include all rents paid and other sums advanced by Lender, together with interest thereon at the Default Interest Rate as fee owner and as lessee under the Principal Lease, respectively, on behalf of Borrower on account of the Property.
          (f) If either Borrower or the Tenant shall deliver to Lender a copy of any notice of default sent by such person to another party under the Principal Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in reliance thereon after notice, if applicable, and the expiration of any applicable cure period if any.
          (g) Borrower hereby assigns, transfers and sets over to Lender all of Borrower’s claims and rights to the payment of damages arising from any rejection by Tenant of the Principal Lease under the Bankruptcy Code. Borrower shall notify Lender promptly (and in any event within ten (10)

days) of any claim, suit action or proceeding relating to the rejection of any of the Principal Lease. Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of Tenant under the Bankruptcy Code during the continuance of any Event of Default. Borrower may make any compromise or settlement in connection with such proceedings (subject to Lender’s reasonable approval); provided, however, that Lender shall be authorized and entitled to compromise or settle any such proceeding if such compromise or settlement is made after the occurrence and during the continuance of any Event of Default. Borrower shall promptly execute and deliver to Lender any and all instruments reasonably required in connection with any such proceeding after request therefor by Lender. Except as set forth above, Borrower shall not adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior written consent of Lender.
          (h) Borrower shall not, without Lender’s prior written consent, elect to treat any of the Principal Lease as terminated under Section 365(h)(l) of the Bankruptcy Code. Any such election made without Lender’s prior written consent shall be void.
          (i) If pursuant to Section 365(h)(2) of the Bankruptcy Code, Borrower seeks to offset against the rent reserved in the Principal Lease the amount of any damages caused by the non-performance by the Tenant of any of the Tenant’s obligations under the Principal Lease after the rejection by the Tenant of the Principal Lease under the Bankruptcy Code, Borrower shall, prior to effecting such offset, notify Lender of its intention to do so, setting forth the amounts proposed to be so offset and the basis therefor. If Lender has failed to object as aforesaid within ten (10) days after notice from Borrower in accordance with the first sentence of this subsection (l), Borrower may proceed to effect such offset in the amounts set forth in Borrower’s notice. Neither Lender’s failure to object as aforesaid nor any objection or other communication between Lender and Borrower relating to such offset shall constitute an approval of any such offset by Lender. Borrower shall indemnify and save Lender harmless from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever (including, without limitation, reasonable attorneys’ fees and disbursements) arising from or relating to any such offset by Borrower against the rent reserved in the respective Lease.
          (j) If any action, proceeding, motion or notice shall be commenced or filed in respect of Borrower or, after the occurrence and during the continuance of any Event of Default, the Property in connection with any case under the Bankruptcy Code, Lender shall have the option, to the exclusion of Borrower, exercisable upon notice from Lender to Borrower, to conduct and control any such litigation with counsel of Lender’s choice. Lender may proceed in its own name or in the name of Borrower in connection with any such litigation, and Borrower agrees to execute any and all powers, authorizations, consents and other documents required by Lender in connection therewith. Borrower shall pay to Lender all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) paid or incurred by Lender in connection with the prosecution or conduct of any such proceedings within five (5) days after notice from Lender setting forth such costs and expenses in reasonable detail. Any such costs or expenses not paid by Borrower as aforesaid shall be secured by the lien of this Mortgage, shall be added to the principal amount of the Debt and shall bear interest at the Default Interest Rate. Borrower shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Principal Lease in any such case under the Bankruptcy Code without the prior written consent of Lender.
          (k) Borrower shall immediately, after obtaining knowledge thereof, notify Lender of any filing by or against the Tenant of a petition under the Bankruptcy Code. Borrower shall thereafter forthwith give written notice of such filing to Lender, setting forth any information available to Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought therein.

Borrower shall promptly deliver to Lender following receipt any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating thereto.
          (l) Borrower hereby covenants and agrees to send to Lender copies of all material notices under the Principal Lease hereafter given or received by such person in connection therewith to Lender in accordance with Section 5.5 hereof.
          (m) Effective upon the entry of an order for relief in respect of Borrower under the Bankruptcy Code, Borrower hereby assigns and transfers to Lender a non-exclusive right to apply to the Bankruptcy Court under Section 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Principal Lease may be rejected or assumed.
ARTICLE II
EVENTS OF DEFAULT
          2.1 Events of Default. The occurrence of any of the following shall be an “Event of Default” hereunder:
          (a) Borrower or Borrower Parties fail to punctually perform any covenant, agreement, obligation, term or condition of the Note, this Mortgage or any other Loan Document which requires payment of any money to Lender, and (1) in the case of any Monthly Payment Amount due under the Note or any payment to any Reserve required under this Mortgage, such failure continues beyond the applicable grace period set forth in the Note with respect to the Monthly Payment Amount, (2) in the case of any other amount due from Borrower to Lender, such failure continues for the applicable period set forth therein or, if no period is set forth, for seven (7) days after such payment becomes due or, if due on demand, is demanded.
          (b) Borrower (i) fails to provide insurance as required by Section 1.4 hereof or (ii) fails to perform any covenant, agreement, obligation, term or condition set forth in Section 1.5 hereof (except to the extent that such lapse is due solely to a failure by Lender to pay the insurance premiums after so requested by Borrower and sufficient funds are available therefore at such time in the Impound Account) or (iii) fails to comply with Section 1.31 hereof.
          (c) Borrower fails to perform any other covenant, agreement, obligation, term or condition set forth herein other than those otherwise described in this Section 2.1 and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Lender to Borrower; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Borrower commences to cure such default promptly after receipt of notice thereof from Lender, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional sixty (60) days.
          (d) Any representation or warranty made herein, in or in connection with the Loan Application or any commitment relating to the Loan (not correctly stated in the Loan Documents), or in any of the other Loan Documents to Lender, by Borrower, by any Indemnitor or by any Constituent Entity of Borrower or any Indemnitor, is determined by Lender to have been false or misleading in any material respect at the time made.

          (e) A Transfer, except as expressly permitted by Section 1.11 hereof.
          (f) A default occurs under any of the other Loan Documents which has not been cured within any applicable grace or cure period therein provided.
          (g) Borrower, any Indemnitor, the sole member of Borrower or the Tenant, or any guarantor of the Principal Lease becomes insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, shall file a petition in bankruptcy, shall voluntarily be adjudicated insolvent or bankrupt or shall admit in writing the inability to pay debts as they mature, shall petition or apply to any tribunal for or shall consent to or shall not contest the appointment of a receiver, trustee, custodian or similar officer for Borrower, any Indemnitor or the sole member of Borrower, Principal Tenant and any guarantor of the Principal Lease, or for a substantial part of the assets of Borrower, the sole member of Borrower, or the Principal Tenant and any guarantor thereunder, Principal Lease or Borrower, any such Indemnitor the sole member of Borrower, or the Tenant under the Principal Lease or any guarantor thereunder, or shall commence any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect. Notwithstanding the foregoing to the contrary, Lender shall not deem the filing of a petition in bankruptcy by the Principal Tenant or any guarantor under the Principal Lease to be an Event of Default provided (i) all excess cash flow is deposited into the Excess Cash Flow Reserve (as that term is defined in Section 1.28 herein) until the petition for bankruptcy against the Principal Tenant or any guarantor under the Principal Lease is dismissed, or the reorganization plan proposed by the Principal Tenant or any guarantor under the Principal Lease is confirmed by the bankruptcy court and (ii) the Principal Tenant or any guarantor under the Principal Lease assumes the Principal Lease under the Bankruptcy Code and resumes making monthly payments of rent under the Principal Lease.
          (h) A petition is filed or any case, proceeding or other action is commenced against Borrower, against any Indemnitor or against the sole member of Borrower, or the Principal Tenant or any guarantor under the Principal Lease seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction whether now or hereafter in effect or a court of competent jurisdiction enters an order for relief against Borrower, against any Indemnitor, against the sole member of Borrower, or against the Principal Tenant or any guarantor under the Principal Lease, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Borrower, of any Indemnitor, of the sole member of Borrower, a receiver, trustee, custodian or similar officer for Borrower, for any such Indemnitor or the sole member of Borrower, for the Principal Tenant or any guarantor under the Principal Lease, or for any substantial part of any of the properties of Borrower, any such Indemnitor, the sole member of Borrower, or the Principal Tenant or any guarantor thereunder, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree shall not be dismissed within sixty (60) days after being commenced. Notwithstanding the foregoing to the contrary, Lender shall not deem the filing of a petition for bankruptcy against the Principal Tenant or any guarantor under the Principal Lease to be an Event of Default provided (i) all excess cash flow is deposited into the Excess Cash Flow Reserve (as that term is defined in Section 1.28 herein) until the petition for bankruptcy against the Principal Tenant or any guarantor under the Principal Lease is dismissed, or the reorganization plan proposed by the Principal Tenant or any guarantor under the Principal Lease is confirmed by the bankruptcy court and (ii) the Principal Tenant or any guarantor under the Principal Lease assumes the Principal Lease under the Bankruptcy Code and resumes making monthly payments of rent under the Principal Lease.

          (i) The Property or any part thereof shall be taken on execution or other process of law (other than by eminent domain) in any action against Borrower.
          (j) Borrower abandons all or a portion (other than a de minimis portion) of the Property less and except personalty in the ordinary course of business.
          (k) The holder of any lien or security interest on the Property (without implying the consent of Lender to the existence or creation of any such lien or security interest), whether superior or subordinate to this Mortgage or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.
          (l) The Property, or any part thereof, is subjected to actual physical waste or to removal, demolition or material alteration so that the value of the Property is materially diminished thereby.
          (m) Any dissolution, termination, partial or complete liquidation, merger or consolidation of Borrower, any Indemnitor or the sole member of Borrower or any Indemnitor, without the prior written consent of Lender.
          (n) If any Lease, sublease or sub-sublease shall be terminated, modified or amended without the prior written consent of Lender, in violation of any of the Loan Documents.
          (o) Borrower attempts to supplement, modify, terminate or exercise any purchase option, if any, under the Principal Lease without the prior written consent of Lender, or if any of the interests or estates under the Principal Lease shall be surrendered by a party thereto or the Principal Lease shall be terminated or cancelled for any reason or under any circumstances whatsoever, or any of the terms, covenants or conditions of the Principal Lease shall in any manner be modified, changed, supplemented, altered or amended without the consent of Lender, in violation of any of the Loan Documents. Notwithstanding the foregoing to the contrary, Lender shall not deem the termination or cancellation of the Principal Lease to be an Event of Default provided Borrower continues to make monthly payments of rent due under the Principal Lease to Lender, with the balance of any such funds, if any, being deposited by Lender into the Excess Cash Flow Reserve (as that term is defined in Section 1.28 herein) until a replacement tenant takes possession and occupancy of substantially all of the Principal Tenant Space pursuant to a lease approved by Lender in accordance with the terms of the Security Instrument, which lease shall contain substantially the same term and base rent as the Principal Lease.
          (p) A default beyond any applicable grace or cure period by Borrower in the observance or performance of any term covenant or condition of any of the Principal Lease.
          (q) There shall occur an Event of Default under (i) that certain Mortgage, Assignment of Leases and Rents and Security Agreement given by TCI06 Burnsville MN LLC (an affiliate of Borrower), to Lender dated of even date herewith and intended to be recorded in Dakota County, Minnesota, or (ii) that certain Mortgage, Assignment of Leases and Rents and Security Agreement given by SVMMC05 Toledo OH LLC (an affiliate of Borrower), to Lender dated of even date herewith and intended to be recorded in Lucas County, Ohio (collectively, the “Other Mortgages”).

ARTICLE III
REMEDIES
          3.1 Remedies Available. If there shall occur an Event of Default under this Mortgage, then the Property shall be subject to sale and this Mortgage shall be subject to foreclosure, all as provided by law, and Lender may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:
          (a) Acceleration. Accelerate the maturity date of the Note and declare any or all of the Obligations to be immediately due and payable without any presentment, demand, protest, notice, or action of any kind whatever (each of which is hereby expressly waived by Borrower), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee provided for in the Note shall then be immediately due and payable.
          (b) Entry on the Property. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law unless such notice and process is waivable, in which case Borrower hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Lender’s judgment to complete any unfinished construction on the Real Estate, to preserve the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof and all sums expended by Lender therefor, together with interest thereon at the Default Interest Rate, shall be immediately due and payable to Lender by Borrower on demand.
          (c) Collect Rents and Profits. With or without taking possession of the Property, sue or otherwise collect the Rents and Profits, including those past due and unpaid.
          (d) Appointment of Receiver. Upon, or at any time prior to or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as a matter of strict right and without notice to Borrower and without regard to the adequacy of the Property for the repayment of the Obligations or the solvency of Borrower or any person or persons liable for the payment of the Obligations, and Borrower hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Lender, but nothing herein is to be construed to deprive Lender of any other right, remedy or privilege Lender may now have under the law to have a receiver appointed, provided, however, that, the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Lender to receive payment of the Rents and Profits pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 3.3 below. Such receivership shall, at the option of Lender, continue until full payment of all of the Obligations or until title to the Property shall have passed by foreclosure sale under this Mortgage or deed in lieu of foreclosure.

          (e) Foreclosure. Immediately commence an action to foreclose this Mortgage or to specifically enforce its provisions or any of the Obligations pursuant to the statutes in such case made and provided and sell the Property or cause the Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Lender.
          (1) In the event foreclosure proceedings are filed by Lender, all expenses incident to such proceeding, including, but not limited to, attorneys’ fees and costs, shall be paid by Borrower and secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. The Obligations and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate (as defined in the Note), any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), attorneys’ fees and any other amounts due and unpaid to Lender under the Loan Documents, may be bid by Lender in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Lender or its assigns may become the purchaser of the Property or any part thereof.
          (2) Lender may, by following the procedures and satisfying the requirements prescribed by applicable law, foreclose on only a portion of the Property and, in such event, said foreclosure shall not affect the lien of this Mortgage on the remaining portion of the Property foreclosed.
          (f) Rights under the Uniform Commercial Code. Exercise any or all of the remedies of a secured party under the Uniform Commercial Code against the UCC Collateral, either separately or together, and in any order, without in any way affecting the availability of Lender’s other remedies. Furthermore, to the extent permitted by law, in conjunction within, addition to or in substitution for the rights and remedies available to Lender pursuant to any applicable Uniform Commercial Code: in the event of a foreclosure sale with respect to the portions of the Property which are not UCC Collateral, the Property (including the UCC Collateral) may, at the option of Lender, be sold as a whole or in parts, as determined by Lender in its sole discretion; and (2) it shall not be necessary that (x) Lender take possession of the UCC Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section is conducted, or (y) the UCC Collateral, or any part thereof, be present at the location of such sale; and (3) Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Lender, including the sending of notices and the conduct of the sale, but in the name and on behalf of Lender.
          (g) Other. Exercise any other right or remedy available (i) hereunder, including, but not limited to, drawing upon the Letter of Credit, (ii) under any of the other Loan Documents, (iii) under any of the Other Mortgages or (iv) at law or in equity.
          3.2 Application of Proceeds. To the fullest extent permitted by law, the proceeds of any sale under this Mortgage shall be applied to the extent funds are so available to the following items in such order as Lender in its discretion may determine:
          (a) To payment of the costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Lender’s right and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers’ fees, court costs, attorneys’, accountants’, appraisers’, managers’ and other professional fees, title charges and transfer taxes.
          (b) To payment of all sums expended by Lender under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

          (c) To payment of the Obligations and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Lender chooses in its sole discretion.
          The remainder, if any, of such funds shall be disbursed to Borrower or to the person or persons legally entitled thereto.
          3.3 Right and Authority of Receiver or Lender in the Event of Default; Power of Attorney. Upon the occurrence of an Event of Default hereunder, and entry upon the Property pursuant to Section 3.1(b) hereof or appointment of a receiver pursuant to Section 3.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Lender’s or the receiver’s sole discretion, all at Borrower’s expense, Lender or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently: (a) enter upon and take possession and control of any and all of the Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Property; (c) exclude Borrower and its agents, servants and employees wholly from the Property; (d) manage and operate the Property; (e) preserve and maintain the Property; (f) make repairs and alterations to the Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Lender may in its sole discretion deem appropriate or desirable to place the Property in such condition as will, in Lender’s sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Property under such terms and conditions as Lender may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Lender may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Lender as attorney-in-fact and agent of Borrower or in its own name as Lender, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter into such Leases, whether of real or personal property, under such terms and conditions as Lender may in its sole discretion deem appropriate or desirable; (l) collect and receive the Rents and Profits from the Property; (m) eject Tenants or repossess personal property, as provided by law, for breaches of the conditions of their Leases; (n) sue for unpaid Rents and Profits, payments, income or proceeds in the name of Borrower or Lender; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents and Profits, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Lender by this Mortgage; and (r) do any acts which Lender in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Lender may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Mortgage. After an Event of Default has occurred this Mortgage shall constitute a direction to and full authority to any Tenant, lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Borrower or Lender, at the request of Lender, to pay all amounts owing under any Lease, contract or other agreement to Lender without proof of the Event of Default relied upon. Any such Tenant, lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Borrower in so doing) any request, notice or demand by Lender for the payment to Lender of any Rents and Profits or other sums which may be or thereafter become due under its Lease, contract or other agreement, or for the performance of any undertakings under any such Lease, contract or other agreement, and shall have no right or duty to inquire whether any Event of Default under this Mortgage, or any default under any of the other Loan Documents, has actually occurred or is then existing. Borrower hereby constitutes and appoints Lender, its assignees, successors, transferees and nominees, as Borrower’s true and lawful attorney-in-fact and agent, with full power of substitution in the Property, in Borrower’s name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any Obligations is outstanding. Any money advanced by Lender in connection with any action taken under this Section 3.3, together with interest thereon at the Default Interest Rate from the date of making such advancement by Lender until actually paid by Borrower, shall be a demand obligation owing by Borrower to Lender.
          3.4 Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Borrower or Borrower’s representatives, successors or assigns, or any other persons claiming any interest in the Property by, through or under Borrower (except tenants of space in the Improvements subject to Leases entered into prior to the date hereof), are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Lender or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the appropriate court of the county in which the Real Estate is located.
          3.5 Notice to Account Debtors. Lender may, at any time after an Event of Default hereunder, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness, to Borrower included in the Property to pay Lender directly. Borrower shall at any time or from time to time upon the request of Lender provide to Lender a current list of all such account debtors and obligors and their addresses.
          3.6 Cumulative Remedies. All remedies contained in this Mortgage are cumulative and Lender shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Lender and may be exercised in any order and as often as occasion therefor shall arise. No act of Lender shall be construed as an election to proceed under any particular provisions of this Mortgage to the exclusion of any other provision of this Mortgage or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Lender. No delay or failure by Lender to exercise any right or remedy under this Mortgage shall be construed to be a waiver of that right or remedy or of any Event of Default hereunder. Lender may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.
          3.7 Payment of Expenses. Borrower shall pay on demand all of Lender’s third party out of pocket expenses incurred in any efforts to enforce any terms of this Mortgage, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Lender until actually paid by Borrower at the Default Interest Rate. Furthermore, Borrower shall, and does hereby, indemnify Lender for, and hold Lender harmless from, any and all losses, costs, expenses, claims, actions, demands liabilities, loss or damage which may or might be incurred by Lender under this Mortgage or by the exercise of rights or remedies hereunder, and from any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on Lender’s part with respect to the Property except as expressly set forth in the Loan Documents, other than those finally determined to have resulted solely from the gross negligence or willful misconduct of Lender. Borrower’s obligation pursuant to the previous sentence shall include, without limitation, payment to (or reimbursement of) any compensation payable by the holder of the Loan to any servicing agent under a Secondary Market Transaction pursuant to the Securitization Documents (as defined herein) if such payment becomes due solely by reason of the existence and continuance of any Event of Default. Should Lender incur any such liability, the amount thereof, including, without limitation, costs, expenses and attorneys’ fees, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately due and payable to Lender from Borrower on demand.
ARTICLE IV
INTENTIONALLY OMITTED
ARTICLE V
MISCELLANEOUS TERMS AND CONDITIONS
          5.1 Time of Essence. Time is of the essence with respect to all provisions of the Loan Documents.
          5.2 Release of Mortgage. If all of the Obligations be paid and performed, then and in that event only, upon Borrower’s written request, Lender shall promptly execute and deliver to Borrower a written satisfaction of the Mortgage, and upon the recordation thereof, all rights under this Mortgage shall terminate except for those provisions hereof which by their terms survive, and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by Lender in due form at Borrower’s cost. No release of this Mortgage or the lien hereof shall be valid unless executed by Lender.
          5.3 Certain Rights of Lender. Without affecting Borrower’s liability for the payment of any of the Obligations, Lender may from time to time and without notice to Borrower: (a) release any person liable for the payment of the Obligations; (b) extend or modify the terms of payment of the Obligations; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the Obligations; (d) consent in writing to the making of any subdivision map or plat thereof; (e) join in granting any easement therein; or (f) join in any extension agreement of the Mortgage or any agreement subordinating the lien hereof.
          5.4 Waiver of Certain Defenses. No action for the enforcement of the lien hereof or of any other provision hereof, shall be subject to any defense which would not be good and available to the party interposing such defense in an action at law upon the Note or any of the other Loan Documents, in each case to the greatest extent permitted by law.
          5.5 Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, with all charges prepaid, or by depositing the same in the United States mail, postage prepaid, certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth on the first page of this Mortgage or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with Federal Express or another reputable national private courier service, or three (3) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent.

By giving to the other party hereto at least fifteen (15) days’ prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.
          5.6 Successors and Assigns. The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Borrower and the successors and assigns of Borrower, including all successors in interest of Borrower in and to all or any part of the Property, and shall inure to the benefit of Lender, its successors and assigns, and shall constitute covenants running with the land. All indemnities in this Mortgage for the benefit of Lender shall inure to the benefit of Lender and each of its directors, officers, shareholders, partners, members, managers, employees and agents (including, without limitation, any servicers retained by Lender with respect to the Loan), and pledgees and participants of the Obligations, and their respective successors and assigns. All references in this Mortgage to Borrower or Lender shall be deemed to include each such party’s successors and assigns. If Borrower consists of more than one person or entity, each will be jointly and severally liable to perform the obligations of Borrower.
          5.7 Severability. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.
          5.8 Interpretation. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires. The headings of the sections and paragraphs of this Mortgage are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof. In the event of any inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the provisions of this Mortgage shall be controlling.
          5.9 Waiver: Discontinuance of Proceedings. Lender may waive any single Event of Default by Borrower hereunder without waiving any other prior or subsequent Event of Default. Lender may remedy any Event of Default by Borrower hereunder without waiving the Event of Default remedied. Neither the failure by Lender to exercise, nor the delay by Lender in exercising, any right, power or remedy upon any Event of Default by Borrower hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. Acceptance by Lender of any payment in an amount less than the amount then due on any of the Obligations shall be deemed an acceptance on account only and shall not in any way affect the existence of a Default or an Event of Default hereunder. In case Lender shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Lender shall have the unqualified right to do so and, in such an event, Borrower and Lender shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if the same had never been invoked.

          5.10 Governing Law.
          (A) THE LOAN, SECURED IN PART BY THIS MORTGAGE, WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER IN THE STATE OF NEW YORK. AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS MORTGAGE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS MORTGAGE AND THE NOTE, AND THIS MORTGAGE AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
          (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS MORTGAGE MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:
Corporation Service Company
1133 Avenue of the Americas, Suite 3100
New York, New York 10036
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY

RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
          5.11 Counting of Days. The term “days” when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Real Estate is located, the period shall be deemed to end on the next succeeding business day. The term “business day” when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in the State in which the Real Estate is located are authorized by law to be closed.
          5.12 Relationship of the Parties. The relationship between Borrower and Lender is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.
          5.13 Application of the Proceeds of the Note. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Lender at Borrower’s request and Lender shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.
          5.14 Unsecured Portion of Indebtedness. If any part of the Obligations cannot be lawfully secured by this Mortgage or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Mortgage.
          5.15 Cross Default. An Event of Default shall be a default under each of the other Loan Documents.
          5.16 Interest After Sale. In the event the Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the state in which the Property is located), bear interest at the Default Interest Rate.
          5.17 Construction of this Document. This document may be construed as a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, as determined by Lender, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.
          5.18 No Merger. It is the desire and intention of the parties hereto that this Mortgage and the lien hereof do not merge in fee simple title to the Property. It is hereby understood and agreed that should Lender acquire any additional or other interests in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by Lender as evidenced by an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in such other or additional interests in or to the Property, toward the end that this Mortgage may be foreclosed as if owned by a stranger to said other or additional interests.
          5.19 Rights With Respect to Junior Liens. Any person or entity purporting to have or to take a junior mortgage or other lien upon the Property or any interest therein shall be subject to the rights of Lender to amend, modify, increase, vary, alter or supplement this Mortgage, the Note or any of the other Loan Documents and to extend the maturity date of the indebtedness secured hereby and to increase the amount of the indebtedness secured hereby and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the indebtedness secured hereby, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Mortgage losing its priority over the rights of any such junior lien.
          5.20 Lender May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower or the principals or general partners or members in Borrower, or their respective creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire Obligations at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower hereunder after such date.
          5.21 Fixture Filing. To the extent permitted under applicable law, this Mortgage shall be effective from the date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Property which are or are to become fixtures. This Mortgage shall also be effective as a financing statement covering minerals or the like (including oil and gas) and is to be filed for record in the Real Estate Records of the county where the Property is situated. The mailing address of Borrower and the address of Lender from which information concerning the security interests may be obtained are set forth above. Borrower and Lender acknowledge that for purposes of Article 9 of the UCC the laws of the State of New York shall govern and control.
          5.22 After-Acquired Property. All property acquired by Borrower after the date of this Mortgage which by the terms of this Mortgage shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Borrower and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Mortgage. Nevertheless, Borrower (at the sole cost and expense of Borrower) shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further mortgages, security agreements, financing statements, assignments and assurances, as Lender shall require for accomplishing the purposes of this Mortgage.
          5.23 No Representation. By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Lender pursuant to the Loan Documents, including, but not limited to, any officer’s certificates, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Lender.
          5.24 Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Mortgage may be detached from any counterpart of this Mortgage without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Mortgage identical in form hereto but having attached to it one or more additional signature pages.
          5.25 Exculpation. Notwithstanding anything to the contrary contained in this Mortgage, the liability of Borrower and its officers, directors, members and general partners for the Obligations and for the performance of the other agreements, covenants and obligations contained herein and in the other Loan Documents shall be limited as set forth in Section 1.05 of the Note.
          5.26 Recording and Filing. Borrower (at the sole cost and expense of Borrower) will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Lender shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Borrower shall reimburse Lender, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of Taxes and Other Charges on the Property.
          5.27 Entire Agreement and Modification. This Mortgage and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. This Mortgage and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.
          5.28 Maximum Interest. The provisions of Section 2.03 of the Note are incorporated in this Mortgage by reference as if more fully set forth herein.
          5.29 Secondary Market Transaction.
          (a) Cooperation. Borrower acknowledges that Lender may effectuate a Secondary Market Transaction. Borrower shall cooperate in good faith with Lender in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements imposed by any Investor (as defined herein) or Rating Agency involved therein, including, without limitation, all structural or other changes to Borrower and/or the Obligations, and modifications to any Loan Documents; provided, however, that Borrower shall not be obligated to spend more than $1,000.00 in cooperating to effectuate any such Secondary Market Transaction, and the Borrower shall not be required to modify any Loan Documents if such modification would (A) increase the interest rate payable under the Note, (B) shorten the period until the stated maturity of the Note, (C) modify the amortization of principal of the Note, or (D) modify any other material term of the Obligations. Borrower shall provide such information and documents relating to Borrower, any Indemnitor, the Property and any Tenants as Lender may reasonably request in connection with such Secondary Market Transaction. Borrower shall make available to Lender all information concerning its business and operations that Lender may reasonably request.
          (b) Disclosure; Indemnification. Lender shall be permitted to share all information provided in connection with the Loan with the Investors, Rating Agencies, investment banking firms, accounting firms, law firms and other third-party advisory firms involved with the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided to Lender in connection with the Loan may ultimately be incorporated into the offering documents for the Secondary

Market Transaction and thus potential Investors may also see some or all of the information with respect to the Loan, the Property, Borrower and the holders of direct or indirect interests in Borrower. Borrower irrevocably waives any and all rights it may have under any applicable laws (including, without limitation, any right of privacy) to prohibit such disclosure. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Borrower. Borrower hereby indemnifies Lender as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the information provided by or on behalf of Borrower, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information, or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Lender may publicize the existence of the Obligations in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.
          (c) Borrower acknowledges that, as part of the documents creating and governing any Secondary Market Transaction in which the Loan (or any portion of or interest in the Loan) may be included (the “Securitization Documents”), the parties to such Secondary Market Transaction may, in their sole discretion, elect to impose certain requirements as conditions precedent to certain actions by one or more of the servicing agents appointed with respect to the Loan (including, without limitation, that such servicing agent obtain written confirmation from each applicable Rating Agency that the proposed action will not result in a downgrade, qualification or withdrawal of any rating issued on securities evidencing an ownership interest in the Loan that was in effect immediately prior to such proposed action). No requirement or condition imposed upon such servicing agent pursuant to such Securitization Documents as a condition precedent to the granting or denying of any consent or approval, or the taking or refusal to take of any action, pursuant to this Mortgage (except only for any action required of Lender hereunder) shall give rise to any claim or cause of action by Borrower against Lender, or give Borrower any defense for failure to perform its obligations under the Loan Documents. Borrower further acknowledges that the cost of any such rating confirmation required by the Securitization Documents shall be payable by Borrower.
          (d) Definitions: A “Secondary Market Transaction” shall be (1) any sale of the Mortgage, Note and other Loan Documents to one or more investors as a whole loan, (2) a participation of the Obligations to one or more investors, (3) a securitization of the Loan, (4) any other sale or transfer of the Obligations or any interest therein to one or more investors. “Rating Agency” shall mean any nationally-recognized statistical rating organization that has been designated by Lender to provide, or that provides, a rating on Borrower, the Loan or any securities evidencing an interest in, inter alia, a trust or other entity which is the holder of the Note. “Investor” shall mean any actual or potential purchaser, transferee, assignee, servicer, participant or investor in a Secondary Market Transaction.
          5.30 WAIVER OF JURY TRIAL.
LENDER AND BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE OBLIGATIONS OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE

          5.31 Letter of Credit
          (a) Additional Definitions. The following capitalized terms shall have the respective meanings set forth below:
               (i) “Letter of Credit” means a Satisfactory Letter of Credit in the amount of $673,000.00.
               (ii) “Satisfactory Letter of Credit” shall mean, for purposes of this Mortgage, a clean, irrevocable and unconditional letter of credit that satisfies all of the provisions in this Section 5.31.
          (b) The Letter of Credit shall be issued in favor of Lender, its successors and/or assigns as beneficiary by an issuer having a rating with respect thereto of “A“ or better by a Rating Agency or such other issuer as shall be approved by Lender in its sole and absolute discretion (the “Issuing Bank”).
          (c) The Letter of Credit shall be drawable (with partial draws permitted) by Lender solely upon the presentment to the issuer of a sight draft, demanding such payment, and accompanying draw certificate, each in form and substance satisfactory to Lender in its sole and absolute discretion.
          (d) The Letter of Credit shall have an initial expiration date of at least one (1) year from the date of delivery to Lender provided, however, that such Letter of Credit bear an “evergreen clause” whereby it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each thereafter during the term of the Loan through the date which is forty-five (45) days following the end of the term of the Loan, unless the Issuing Bank sends a notice (the “Non-Renewal Notice”) to Lender by certified mail, return receipt requested, not less than thirty (30) days nor more than sixty (60) days prior to the then-current expiration date of the Letter of Credit, stating that the Issuing Bank has elected not to renew such Letter of Credit. Lender shall have the right, at any time following the receipt of a Non-Renewal Notice, to draw the full amount of such Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter maintain the cash proceeds of such Letter of Credit in the Excess Cash Flow Reserve for Leasing Costs (as further described in paragraph (e) below) pursuant to the applicable terms of the Mortgage. Upon presentation by Borrower to Lender of a replacement Letter of Credit meeting the requirements of Section 5.31, Lender shall refund such cash proceeds to Borrower. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank (or its correspondent bank, on terms and conditions no less favorable to Lender than would apply to such a draft drawn on the Issuing Bank) at an office location in New York, New York. The Letter of Credit shall be issued subject to the International Standby Practices 1998 or the most recent revision thereof or successor thereto which shall be in effect from time to time (“ISP 1998”), and, as to matters not expressly covered by ISP 98, by the law of the State of New York (including, without limitation, Article 5 of the New York Uniform Commercial Code, but excluding Section 5-102(4) thereof).
          (e) The Letter of Credit shall be in form and substance satisfactory to Lender in its sole and absolute discretion.
          (f) Borrower hereby pledges to Lender all of its rights in and to the Letter of Credit and any proceeds thereof, as additional security for the payment of the indebtedness evidenced by the Note and secured, in part, by the Mortgage, including without limitation all expenses (including reasonable attorneys’ fees and costs), taxes, and all transfer, recordings, filing and other charges in connection with or incidental to the custody, care, transfer or administration of the Letter of Credit or in any way relating to the enforcement, protection or preservation of the rights of remedies of Lender pursuant to the Letter of Credit. Borrower shall, at its sole cost and expense, enter into any letter of credit agreements or letter of credit security agreements required by Lender in its sole and absolute discretion. Borrower hereby irrevocably authorizes Lender to file UCC Financing Statements, Financing Statement Amendments and/or Financing Statement Continuations that Lender deems necessary to perfect and/or continue the perfection of the pledge and security interest granted hereunder.
          (g) Provided that no Event of Default then exists and that the Letter of Credit has been delivered to Lender, Lender shall return the Letter of Credit (or the then available proceeds thereof) to Borrower upon Lender’s determination, in its sole and absolute discretion, that the HMBF Replacement Tenant Conditions have been satisfied.
          (h) Each Letter of Credit delivered under this Section 5.31 shall be additional security for the payment of the Obligations. Upon the occurrence of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Obligations in such order, proportion or priority as Lender may determine. Any such application to the Obligations shall be subject to the Yield Maintenance Charge (as defined in the Note). On the Stated Maturity Date, any such Letter of Credit may be applied to reduce the Obligations.
          (i) In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Mortgage, Lender shall have the additional rights to draw in full any Letter of Credit: (i) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (ii) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (iii) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided); or (iv) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution (as defined by ISP 1998). Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (i), (ii), (iii) or (iv) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.
          5.32 State Specific Provisions. Notwithstanding anything foregoing to the contrary, the following provisions shall govern the rights of the parties to this Mortgage:
     A. Massachusetts Statutory References. This Mortgage is intended to constitute: (i) a mortgage deed under Massachusetts General Laws c. 183, §18, (ii) a security agreement and financing statement under the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, and (iii) a notice of assignment of rents or profits under Massachusetts General Laws C. 183 §4. This Mortgage is also intended to operate and be construed as an absolute present assignment of the rents, issues and profits of the Mortgaged Property, Borrower hereby agreeing, as provided for in Massachusetts General Laws C. 183, §26, that Lender is entitled to receive the rents, issues and profits of the Mortgaged Property prior to an Event of Default and without entering upon or taking possession of the Mortgaged Property.

     B. Statutory Condition. This Mortgage is granted by Borrower WITH MORTGAGE COVENANTS, and upon the STATUTORY CONDITION, and upon the further condition that all covenants and agreements of, and conditions imposed upon, the Borrower contained herein and in the Note and the other obligations secured hereby shall be kept and fully performed, for any breach of which that is not cured within the applicable cure period following the giving of notice thereof if required, Lender shall have the STATUTORY POWER OF SALE.
     C. Security Agreement. (a) Insofar as any item of property included in the Mortgaged Property which is or might be deemed to be “personal property” is concerned, this Mortgage is hereby made and declared to be a security agreement, granting a security interest in and to each and every item of Collateral in compliance with the provisions of the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts. A financing statement or statements reciting this Mortgage to be a security agreement, covering all of the Collateral, shall be executed by Borrower and Lender and appropriately filed. Borrower further covenants and agrees that from time to time upon the request of Lender and upon the subsequent acquisition of any Collateral, Borrower shall (i) provide Lender with a precise inventory of the same, as and when acquired, (ii) execute and deliver to Lender, in form appropriate for recording and filing, a more comprehensive first security agreement, and financing statements, on all such Collateral, (iii) provide to Lender such other assurances as may reasonably be required by Lender to establish Lender’s first and prior security interest in such Collateral, and (iv) execute, deliver and cause to be recorded and filed from time to time and at Borrower’s sole cost and expense, continuances and such other instruments as will maintain Lender’s priority of security in the Collateral. The remedies for any violation of the covenants, terms and condition of the security agreement herein contained (which violation is not cured within the applicable cure period(s) provided herein) shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Lender’s sole election. Borrower and Lender agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Borrower and Lender that everything used in connection with the product of income from the Mortgaged Property and/or adapted for use therein and/or which is described or reflected in this Mortgage, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the Premises or the Improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to the proceeds of any hazard insurance policy, or any award in eminent domain proceedings for a taking or for the loss of value, or interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Mortgaged Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Lender as determined by this instrument or impugning the priority of Lender’s lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Lender in the event any court shall at any time hold, with respect to any such matter, that notice of Lender’s priority of interest, to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records. Borrower warrants that (i) Borrower’s (that is, “Debtor’s”) name, identity or organizational structure and residence or principal place of business are as set forth in Exhibit D attached hereto and by this reference made a party hereof; (ii) Borrower (that is, “Debtor”) has been using or operating under said name, identity or organizational structure without change for the time period set forth in Exhibit D attached hereto and by this reference made a part hereof;

and (iii) the location of all Collateral constituting fixtures is upon the Premises. Borrower covenants and agrees that Borrower will furnish Lender with notice of any change in name, identity, organizational structure, residence or principal place of business within (30) days of the effective date of any such change and Borrower will promptly execute any financing statements or other instruments deemed necessary by Lender to prevent any filed financing statement from becoming misleading or losing its perfected status. The information contained in this Section is provided in order that this mortgage shall comply with the requirements of the Uniform Commercial Code, as enacted in the Commonwealth of Massachusetts, for instruments to be filed as financing statements. The names of the “Debtor” and the “Secured Party” and the identity of the organizational structure of each such party, are as set forth in Exhibit D attached hereto and by this reference made a part hereof; the mailing address of the “Secured Party” from which information concerning the security interest may be obtained, and the mailing address of “Debtor”, are as set forth in said Exhibit D attached hereto; and a statement indicating the types, or describing the items, of collateral is set forth in the Mortgage.
(b) Any sale or other disposition of the Collateral may be at public or private sale, to the extent such private sale is authorized under the provisions of the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, upon such terms and in such manner as Lender deems advisable. Lender may conduct any such sale or other disposition of the Mortgaged Property upon the Premises in which event Lender shall not be liable for any rent or charge for such use of the Premises. Lender may purchase the Mortgaged Property, or any portion of it, at any sale held under this Section. With respect to any Collateral to be sold pursuant to the Uniform Commercial Code, Lender shall give Borrower at least seven (7) days’ prior written notice of the date, time and place of any proposed public sale, or such additional notice as may be required under the laws of the Commonwealth of Massachusetts, and of the date after which any private sale or other disposition may be made. Lender may sell any of the Collateral as part of the real estate comprising the Mortgaged Property, or any portion or unit thereof, at the foreclosure sale or sales conducted pursuant hereto. If the provisions of the Uniformed Commercial Code are applicable to any part of the Collateral which is to be sold in combination with or as part of the real estate comprising the Mortgaged Property, or any part thereof, at one or more foreclosure sales, any notice required under such provisions shall be fully satisfied by the notice given in execution of the STATUTORY POWER OF SALE with respect to the real estate or any part thereof. In the event all or part of the Mortgaged Property is included at any foreclosure sale conducted pursuant hereto, a single total price for the Mortgaged Property, or such part thereof as is sold, may be accepted by Lender with no obligation to distinguish between the application of such proceeds among the property comprising the Mortgaged Property.
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     IN WITNESS WHEREOF, Borrower has executed this Mortgage as of the day and year first above written.

BORROWER:

HMBF05 NEWBURYPORT MA LLC, a
Delaware limited liability company

By:

Name:	Christopher Massey
Title:	Vice President

COMMONWEALTH OF VIRGINIA	)
: ss.:
COUNTY OF FAIRFAX	)
          On this                      day of December, 2006, before me, the undersigned notary public, personally appeared CHRISTOPHER MASSEY, proved to me through (personal knowledge) to be the person whose name is signed on the preceding documents, and acknowledged to me that he signed it voluntarily for its stated purpose as VICE PRESIDENT of HMBF05 NEWBURYPORT MA LLC, a Delaware limited liability company.

Notary Public
Print Name:

My Commission Expires:

EXHIBIT A
PROPERTY DESCRIPTION